EXHIBIT 10.20


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                     REVOLVING CREDIT AND GUARANTY AGREEMENT

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                                      Among

                          STANDARD MOTOR PRODUCTS, INC.

                                  as Borrower,

                           RENO STANDARD INCORPORATED,
                              MARDEVO CREDIT CORP.,
                                 STANRIC, INC.,

                                 as Guarantors,

                             THE BANKS PARTY HERETO,

                                       and

                            THE CHASE MANHATTAN BANK,

                             as Administrative Agent

                                       and

                              THE BANK OF NEW YORK

                             as Documentation Agent




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                           Dated as of March 30, 1998


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                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                                TABLE OF CONTENTS



                                                                      PAGE NO.
                                                                      --------

INTRODUCTORY STATEMENT   ....................................................1


SECTION 1.    DEFINITIONS. ..................................................3

              SECTION 1.01   DEFINED TERMS ..................................3

              SECTION 1.02   TERMS GENERALLY................................20



SECTION 2.     AMOUNT AND TERMS OF CREDIT...................................20

              SECTION 2.01   RESTRUCTURING OF EXISTING
                 EXTENSIONS OF CREDIT.......................................20

              SECTION 2.02   COMMITMENT OF THE BANKS........................21

              SECTION 2.03   BORROWING BASE.................................21

              SECTION 2.04   MAKING OF LOANS................................22

              SECTION 2.05   NOTES; REPAYMENT OF  LOANS.....................23

              SECTION 2.06   INTEREST ON LOANS .............................23

              SECTION 2.07   DEFAULT INTEREST  .............................24

              SECTION 2.08   OPTIONAL TERMINATION OR REDUCTION OF
                             COMMITMENT.....................................25

              SECTION 2.09   MANDATORY PREPAYMENT; COMMITMENT
                             TERMINATION....................................25

              SECTION 2.10   OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF
                             BANKS .........................................26

              SECTION 2.11   RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES..27

              SECTION 2.12   PRO RATA TREATMENT, ETC........................27

              SECTION 2.13   TAXES  ........................................28

              SECTION 2.14   FACILITY FEES .................................31

              SECTION 2.15   AGENTS' FEE ...................................31

              SECTION 2.16   NATURE OF FEES ................................31

              SECTION 2.17   RIGHT OF SET-OFF ..............................31



         SECTION 3.          REPRESENTATIONS AND WARRANTIES ................31

             SECTION 3.01    ORGANIZATION AND AUTHORITY ....................31

             SECTION 3.02    DUE EXECUTION .................................32

             SECTION 3.03    STATEMENTS MADE  ..............................32

             SECTION 3.04    FINANCIAL STATEMENTS ..........................32

             SECTION 3.05    OWNERSHIP  ....................................33

             SECTION 3.06    LIENS  ........................................33

             SECTION 3.07    COMPLIANCE WITH LAW ...........................33

             SECTION 3.08    INSURANCE  ....................................34

             SECTION 3.09    USE OF PROCEEDS  ..............................34

             SECTION 3.10    LITIGATION  ...................................34

             SECTION 3.11    LABOR MATTERS..................................34

             SECTION 3.12    OWNERSHIP OF PROPERTY; LIENS ..................34

             SECTION 3.13    TAXES .........................................34

             SECTION 3.14    FILING OF STATEMENTS AND REPORTS...............34

             SECTION 3.15    ERISA..........................................35

             SECTION 3.16    MATERIAL AGREEMENTS............................35

             SECTION 3.17    ENVIRONMENTAL MATTERS..........................35



SECTION 4.    CONDITIONS OF LENDING.........................................36

             SECTION 4.01    CONDITIONS PRECEDENT TO EFFECTIVENESS OF
                             RESTRUCTURING .................................36

             SECTION 4.02    CONDITIONS PRECEDENT TO EACH LOAN  ............39



SECTION 5.    AFFIRMATIVE COVENANTS.........................................40

             SECTION 5.01    FINANCIAL STATEMENTS, REPORTS, ETC. ...........40

             SECTION 5.02    CORPORATE EXISTENCE  ..........................43

             SECTION 5.03    INSURANCE  ....................................43

             SECTION 5.04    OBLIGATIONS AND TAXES  ........................43

             SECTION 5.05    NOTICE OF EVENT OF DEFAULT, ETC. ..............44

             SECTION 5.06    ACCESS TO BOOKS AND RECORDS  ..................44

             SECTION 5.07    MAINTENANCE OF BANK ACCOUNTS ..................44

             SECTION 5.08    BORROWING BASE CERTIFICATE.....................44

             SECTION 5.09    STRATEGIC BUSINESS PLAN........................44

             SECTION 5.10    MATERIAL ADVERSE EFFECT........................44

             SECTION 5.11    MAINTENANCE OF PROPERTIES .....................45

             SECTION 5.12    FISCAL YEAR; ACCOUNTING .......................45

             SECTION 5.13    COMPLIANCE WITH TERMS OF LEASEHOLD  ...........45

             SECTION 5.14    RETENTION OF FINANCIAL ADVISORS................45

             SECTION 5.15    MAINTENANCE OF CLIPPER RECEIVABLES FINANCING ..45

             SECTION 5.16    APPLICATION OF ASSET SALE PROCEEDS.............45

             SECTION 5.17    FURTHER ASSURANCES ............................45



SECTION 6.     NEGATIVE COVENANTS...........................................46

             SECTION 6.01    LIENS  ........................................46

             SECTION 6.02    MERGER, ETC.  .................................46

             SECTION 6.03    INDEBTEDNESS ..................................46

             SECTION 6.04    CAPITAL EXPENDITURES  .........................46

             SECTION 6.05    GUARANTEES AND OTHER LIABILITIES ..............47

             SECTION 6.06    DIVIDENDS; CAPITAL STOCK ......................47

             SECTION 6.07    TRANSACTIONS WITH AFFILIATES ..................47

             SECTION 6.08    INVESTMENTS, LOANS AND ADVANCES ...............47

             SECTION 6.09    DISPOSITION OF ASSETS  ........................48

             SECTION 6.10    NATURE OF BUSINESS ............................48

             SECTION 6.11    CHARTER AMENDMENTS ............................48

             SECTION 6.12    ACCOUNTING CHANGES.............................48

             SECTION 6.13    CHANGE IN MANAGEMENT COMPENSATION..............48

             SECTION 6.14    MINIMUM CONSOLIDATED TANGIBLE NET WORTH .......48

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             SECTION 6.15    NON-CUMULATIVE EBITDA..........................49

             SECTION 6.16    CUMULATIVE EBITDA..............................49

             SECTION 6.17    NET SALES......................................49

             SECTION 6.18    MAXIMUM LOAN BALANCES..........................49

             SECTION 6.19    MAXIMUM PEAK BALANCES..........................50

             SECTION 6.20    MAXIMUM BORROWED FUNDS.........................50

             SECTION 6.21    SUBSIDIARIES...................................51

             SECTION 6.22    ADDITIONAL INTERMOTOR DEBT.....................51

             SECTION 6.23    INACTIVE SUBSIDIARIES..........................51



SECTION 7.     EVENTS OF DEFAULT............................................51

             SECTION 7.01    EVENTS OF DEFAULT  ............................51



SECTION 8.    THE AGENTS....................................................54

             SECTION 8.01    ADMINISTRATION BY AGENTS   ....................54

             SECTION 8.02    ADVANCES AND PAYMENTS .........................55

             SECTION 8.03    SHARING OF SETOFFS ............................55

             SECTION 8.04    AGREEMENT OF REQUIRED BANKS  ..................56

             SECTION 8.05    LIABILITY OF AGENTS ...........................57

             SECTION 8.06    REIMBURSEMENT AND INDEMNIFICATION .............57

             SECTION 8.07    RIGHTS OF THE AGENTS ..........................58

             SECTION 8.08    INDEPENDENT BANKS  ............................58

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             SECTION 8.09    NOTICE OF TRANSFER  ...........................59

             SECTION 8.10    SUCCESSOR AGENT  ..............................59


SECTION 9.     GUARANTY.....................................................59

             SECTION 9.01     GUARANTY......................................59

             SECTION 9.02    NO IMPAIRMENT OF GUARANTY .....................60

             SECTION 9.03    SUBROGATION ...................................60

SECTION 10.     MISCELLANEOUS...............................................60

             SECTION 10.01   NOTICES  ......................................60

             SECTION 10.02   SURVIVAL OF AGREEMENT, REPRESENTATIONS AND
                             WARRANTIES, ETC. ..............................61

             SECTION 10.03   SUCCESSORS AND ASSIGNS  .......................61

             SECTION 10.04   CONFIDENTIALITY  ..............................63

             SECTION 10.05   EXPENSES  .....................................64

             SECTION 10.06   INDEMNITY  ....................................64

             SECTION 10.07   CHOICE OF LAW  ................................64

             SECTION 10.08   NO WAIVER  ....................................65

             SECTION 10.09   EXTENSION OF MATURITY  ........................65

             SECTION 10.10   AMENDMENTS, ETC. ..............................65

             SECTION 10.11   SEVERABILITY  .................................66

             SECTION 10.12   HEADINGS  .....................................66

             SECTION 10.13   EXECUTION IN COUNTERPARTS  ....................66

             SECTION 10.14   PRIOR AGREEMENTS  .............................66

             SECTION 10.15   FURTHER ASSURANCES  ...........................66

             SECTION 10.16   WAIVER OF JURY TRIAL  .........................66



ANNEX A            -        COMMITMENT AMOUNTS


EXHIBIT A-1        -        FORM OF TRANCHE A NOTE

EXHIBIT A-2        -        FORM OF TRANCHE B NOTE

EXHIBIT B          -        FORM OF OPINION OF COUNSEL

EXHIBIT C          -        FORM OF BORROWING BASE CERTIFICATE

EXHIBIT D          -        FORM OF ASSIGNMENT AND ACCEPTANCE

SCHEDULE 2.09(d) -          BORROWER'S PERMITTED INVESTMENTS

SCHEDULE 3.04      -        MATERIAL ADVERSE CHANGES

SCHEDULE 3.05      -        SUBSIDIARIES

SCHEDULE 3.06      -        LIENS

SCHEDULE 3.10      -        LITIGATION

SCHEDULE 3.15      -        ERISA

SCHEDULE 3.16      -        MATERIAL AGREEMENTS

SCHEDULE 5.07      -        EXISTING DEPOSITORY ACCOUNTS

SCHEDULE 6.03      -        INDEBTEDNESS

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SCHEDULE 6.05      -        GUARANTIES AND OTHER LIABILITIES

SCHEDULE 6.07      -        TRANSACTIONS WITH AFFILIATES

SCHEDULE 6.08      -        INVESTMENTS

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                     REVOLVING CREDIT AND GUARANTY AGREEMENT


         REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of March 30, 1998 among STANDARD MOTOR PRODUCTS, INC., a New York corporation (the "BORROWER"), RENO STANDARD INCORPORATED, a Nevada corporation, MARDEVCO CREDIT CORP., a New York corporation, and STANRIC, INC., a Delaware corporation (each, a "GUARANTOR" and collectively, the "GUARANTORS"), THE CHASE MANHATTAN BANK ("CHASE"), THE BANK OF NEW YORK ("BNY"), FLEET BANK, NATIONAL ASSOCIATION ("FLEET"), NBD BANK, formerly known as NBD Bank, N.A. ("NBD"), CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC") and COMERICA BANK ("COMERICA" and, together with BNY, Chase, Fleet, NBD and CIBC, the "BANKS") and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Banks and THE BANK OF NEW YORK, as documentation agent (in such capacity, the "DOCUMENTATION AGENT", and together with the Administrative Agent, the "AGENTS") for the Banks.

                              W I T N E S S E T H :

         WHEREAS, the Borrower is obligated to Chase in respect of (i) demand loans in the aggregate outstanding principal amount of $3,000,000, together with accrued interest through March 29, 1998 in the amount of $2,125.00 and thereafter in accordance with the agreement between the parties (the "EXISTING CHASE LOANS") evidenced by that certain promissory note dated August 2, 1993 (the "EXISTING CHASE NOTE") and (ii) accrued and unreimbursed fees and expenses in the aggregate amount of $100,215.68 (the "EXISTING CHASE FEES AND EXPENSES" and together with the Existing Chase Loans, the "EXISTING CHASE OBLIGATIONS");

         WHEREAS, the Borrower is obligated to BNY in respect of (i) demand loans in the aggregate outstanding principal amount of $9,100,000, together with accrued interest through March 29, 1998 in the amount of $6,779.17 and thereafter in accordance with the agreement between the parties (the "EXISTING BNY LOANS") evidenced by that certain promissory note dated June 14, 1995 (the "EXISTING BNY NOTE") and (ii) letters of credit issued by BNY for the account of the Borrower in the aggregate amount of $553,835 (the "EXISTING BNY L/C OBLIGATION") evidenced by that certain letter of credit No. S00030319 dated March 9, 1994 as amended by that certain amendment to letter of credit dated July 16, 1996 (the "EXISTING BNY L/C"), and (iii) accrued and unreimbursed fees and expenses in the aggregate amount of $0.00 (the "EXISTING BNY FEES AND EXPENSES" and together with the Existing BNY Loans and the Existing BNY L/C Obligation, the "EXISTING BNY OBLIGATIONS");

         WHEREAS, the Borrower is obligated to Fleet in respect of (i) demand loans in the aggregate outstanding principal amount of $12,000,000, together with accrued interest through March 29, 1998 in the amount of $6,333.33 and thereafter in accordance with the agreement between the parties (the "EXISTING FLEET LOANS") evidenced by that certain promissory note dated September 30, 1997 (the "EXISTING FLEET NOTE") issued in connection with that certain letter agreement dated

July 31, 1996, as amended and (ii) accrued and unreimbursed fees and expenses in the aggregate amount of $9,567.23 (the "EXISTING FLEET FEES AND EXPENSES" and together with the Existing Fleet Loans, the "EXISTING FLEET OBLIGATIONS");

         WHEREAS, the Borrower is obligated to NBD in respect of (i) demand loans in the aggregate outstanding principal amount of $13,800,000, together with accrued interest through March 29, 1998 in the amount of $418,765.28 and thereafter in accordance with the agreement between the parties (the "EXISTING NBD LOANS") evidenced by that certain promissory note dated February 28, 1994 (the "EXISTING NBD NOTE") issued in connection with that certain Credit Agreement dated as of December 20, 1991, as amended and (ii) accrued and unreimbursed fees and expenses in the aggregate amount of $13,341.09 (the "EXISTING NBD FEES AND EXPENSES" and together with the Existing NBD Loans, the "EXISTING NBD OBLIGATIONS");

         WHEREAS, the Borrower is obligated to CIBC under a Guarantee dated June 7, 1996 in respect of (i) a term loan in the aggregate outstanding principal amount of C$20,000,000, together with accrued interest through March 29, 1998 in the amount of C$0.00 and thereafter in accordance with the agreement between the parties (the "CIBC TERM LOAN") extended by CIBC to SMP Motor Products, Inc. (as successor to Blue Streak-Hygrade Motor Products, Ltd., EIS Brake Manufacturing, Ltd. and Unimotor, Ltd. ("SMP CANADA")) evidenced by that certain promissory note dated May 1, 1996 (the "CIBC TERM NOTE") issued in connection with that certain Credit Agreement dated as of May 1, 1996, as amended, (ii) revolving loans in the aggregate outstanding amount of C$0.00 (the "EXISTING CIBC REVOLVING LOANS") evidenced by that certain promissory note dated May 1, 1996 (the "EXISTING CIBC REVOLVING NOTE") issued in connection with that certain Credit Agreement dated as of May 1, 1996, (iii) a letter of guarantee by CIBC for the account of SMP Canada in the aggregate amount of C$60,000 (the "EXISTING CIBC L/G OBLIGATION") evidenced by that certain letter of guarantee No. T374406000 issued December 30, 1996 (the "EXISTING CIBC L/G") under that certain Credit Agreement dated as of May 1, 1996 and (iv) accrued and unreimbursed fees and expenses in the aggregate amount of $9,336.33 (the "EXISTING CIBC FEES AND EXPENSES" and together with the CIBC Term Loan, the Existing CIBC Revolving Loans and the Existing CIBC L/G Obligation, the "EXISTING CIBC OBLIGATIONS").

         WHEREAS, the Borrower is obligated to Comerica in respect of (i) demand loans in the aggregate outstanding principal amount of $15,000,000, together with accrued interest through March 29, 1998 in the amount of $12,499.98 and thereafter in accordance with the agreement between the parties (the "EXISTING COMERICA LOANS" and together with the Existing Chase Loans, the Existing BNY Loans, the Existing Fleet Loans, the Existing NBD Loans and the Existing CIBC Revolving Loans, the "EXISTING LOANS") evidenced by that certain promissory note dated as of February 19, 1998 (the "EXISTING COMERICA NOTE" and together with the Existing Chase Note, the Existing BNY Note, the Existing Fleet Note, the Existing NBD Note and the Existing CIBC Revolving Note, the "EXISTING NOTES") and (ii) accrued and unreimbursed fees and expenses in the aggregate amount of $7,800.00 (the "EXISTING COMERICA FEES AND EXPENSES" and together with the Existing Comerica Loans, the "EXISTING COMERICA OBLIGATIONS") (the Existing Chase Obligations, the Existing BNY Obligations, the Existing Fleet Obligations, the Existing NBD Obligations, the Existing

CIBC Obligations and the Existing Comerica Obligations are hereinafter collectively referred to as the "EXISTING OBLIGATIONS");

         WHEREAS, concurrently with the execution of the Agreement, the terms of the CIBC Term Loan are being restructured;

         WHEREAS, the Borrower has requested the Banks, and the Banks have agreed to restructure the Existing Obligations other than the CIBC Term Loan, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree to restructure the Existing Obligations other than the CIBC Term Loan and amend and restate the Existing Loan Documents as follows:

SECTION 1.        DEFINITIONS.

         SECTION 1.01      DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR" shall mean Alternate Base Rate.

         "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

         "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.

         "APS" shall mean APS, Inc.

         "APS BANKRUPTCY CASE" shall mean the Chapter 11 cases of APS Holding Corp. and APS, Inc. currently pending in the United States Bankruptcy Court for the District of Delaware.

         "ACCOUNT DEBTOR" shall mean any person who is or who may become obligated to the Borrower or any of its Subsidiaries under, with respect to, or on account of, an Account Receivable.

         "ACCOUNTS RECEIVABLE" shall mean any and all rights of the Borrower or any of its Subsidiaries to payment for goods sold or leased, including any such right evidenced by chattel paper, or services rendered, whether due or to become due, whether or not it has been earned by performance, and whether now existing or hereafter acquired or arising in the future, which Account Receivable arose from the sale of goods and the rendering of services to unaffiliated parties in the ordinary course of business of the Borrower or its Subsidiaries, and which, to the best knowledge of the Borrower, is in full force and effect and constitutes a legal, valid and binding obligation of the Account Debtor with respect thereto enforceable in accordance with its terms.

         "ADMINISTRATIVE AGENT" shall have the meaning given such term in the first paragraph of this Agreement.

         "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "CONTROLLED PERSON") shall be deemed to be "controlled by" another Person (a "CONTROLLING PERSON") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

         "AGENTS" shall have the meaning given such term in the first paragraph of this Agreement.

         "AGENTS' FEE" shall have the meaning given such term in Section 2.15 hereof.

         "AGREEMENT" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be amended, modified or supplemented.

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "BASE CD RATE" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "AMOUNTS" shall have the meaning given such term in Section 2.13.

         "ASSESSMENT RATE" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Documentation Agent, substantially in the form of Exhibit D.

         "BNY" shall have the meaning given such term in the first paragraph of this Agreement.

         "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 ET SEQ.

         "BANKS" shall have the meaning given such term in the first paragraph of this Agreement.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "BORROWED FUNDS" shall mean, on any day, the sum of (i) the then outstanding principal amount of Loans plus (ii) the then outstanding principal amount of the Cooper Loan.

         "BORROWER" shall have the meaning given such term in the first paragraph of this Agreement.

         "BORROWING" shall mean the incurrence of Tranche A Loans or Tranche B Loans made from all the Tranche A Banks or Tranche B Banks on a single date.

         "BORROWING BASE" shall mean, on any day, an amount equal to (a) the sum of (i) 85% of the then Eligible Accounts Receivable PLUS (ii) 35% of the Inventory PLUS (iii) 50% of PP&E PLUS (iv) 100% of the cash then held by the Borrower and its Subsidiaries in accounts maintained in the continental United States MINUS (b) the Borrowing Base Debt; PROVIDED, that during the period from April 1, 1998 through July 30, 1998, "Borrowing Base" shall mean, on any day during such period, an amount equal to (a) the sum of (i) 85% of the then Eligible Accounts Receivable PLUS (ii) 50% of the Inventory PLUS (iii) 55% of PP&E PLUS (iv) 100% of the cash then held by the Borrower and its Subsidiaries in accounts maintained in the continental United States MINUS (b) the Borrowing Base Debt. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered pursuant to Sections 5.08 and 4.02(e), and shall be subject at all times to audit confirmation and review.

         "BORROWING BASE CERTIFICATE" shall mean a certificate substantially in the form of the Exhibit C (with such changes therein as may be required by the Administrative Agent to reflect the components of, and reserves against, the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower and accompanied by appropriate supporting documentation that verifies the amounts shown thereon.

         "BORROWING BASE DEBT" shall mean, on any day, the sum of (i) the then outstanding principal amount of the Cooper Loan (ii) the then outstanding principal amount of the notes issued pursuant to the Note Agreements and (iii) all other long term debt (including the current portion thereof) of the Borrower and its Subsidiaries as set forth on Schedule 6.03 hereof, as same may be reduced from time to time.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close.

         "CIBC" shall have the meaning given such term in the first paragraph of this Agreement.

         "CIBC TERM LOAN" shall have the meaning given such term in the recitals to this Agreement.

         "CANADIAN LENDER" shall have the meaning given to such term in Section 2.13(a).

         "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all cash expenditures (whether paid in cash or accrued as liabilities during such period and excluding that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors), net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, made by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

         "CAPITALIZED LEASE" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "CARL MARKS" shall mean The Carl Marks Consulting Group, Co.

         "CERTIFICATE" shall have the meaning given such term in Section 4.01(o) hereof.

         "CLIPPER RECEIVABLES FINANCING AGREEMENT" shall mean, collectively, that certain Purchase and Sale Agreement dated as of March 19, 1997 between the Borrower and SMP Credit Corp., that certain Receivables Purchase Agreement dated as of March 19, 1997 among SMP Credit Corp., the Borrower, Clipper Receivables Corporation, State Street Boston Capital Corporation and State Street Bank & Trust Company and any other instrument or agreement executed and delivered in connection therewith pursuant to which SMP Credit Corp. purchases receivables from the Borrower and sells up to a $25,000,000 interest therein.

         "CHASE" shall have the meaning given such term in the first paragraph of this Agreement.

         "CLOSING DATE" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived.

         "CODE" shall mean the Internal Revenue Code of 1986, as from time to time amended.

         "COMERICA" shall have the meaning given such term in the first paragraph of this Agreement.

         "COMMITMENTS" shall mean, collectively, the Tranche A Commitments and the Tranche B Commitments.

         "COOPER" shall mean Cooper Industries, Inc.

         "COOPER LOAN" shall mean the loan to be made by Cooper or an Affiliate of Cooper to the Borrower in the principal amount of $22,500,000 in connection with the Cooper Transaction, on terms satisfactory to the Required Banks.

         "COOPER TRANSACTION" shall mean the contemplated exchange of the assets of the brake division of Borrower for the climate control division of Cooper and all transactions between Cooper and its Subsidiaries and the Borrower and its Subsidiaries related to such exchange.

         "DEFAULT" shall mean any event or condition which constitutes an Event of Default or which, upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DISCONTINUED OPERATIONS" shall mean the EIS Brake Division and the Service Line.

         "DOCUMENTATION AGENT" shall have the meaning given such term in the first paragraph of this Agreement.

         "DOLLARS" shall mean lawful money of the United States of America.

         "$" shall mean lawful money of the United States of America, except where the letter "C" appears before the dollar sign, as in "C$", which symbol shall mean lawful money of Canada.

         "EBITDA" shall mean, with respect to the Borrower and its Subsidiaries for any period, all as determined in accordance with GAAP except for the operating results and any reserve adjustments from Discontinued Operations, an amount equal to (i) Net Income for such period PLUS (ii) interest expense PLUS
(iii) net total Federal, state, local and foreign income tax expense PLUS (iv) depreciation expense PLUS (v) amortization expense.

         "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean all Accounts Receivable of the Borrower and its Subsidiaries which are and at all times shall continue to be reasonably acceptable to the Administrative Agent in all respects but (without duplication) shall not include: (i) Accounts Receivable which arise from a sale to an Account Debtor which is not a bona fide, valid or legally enforceable sale of goods or rendition of services or which does not arise from the actual sale and delivery of goods or rendition and acceptance of services in the ordinary course of business to such Account Debtor; (ii) Accounts Receivable which are not free and clear of any and all Liens except for Accounts Receivables subject to a Lien in favor of Clipper Receivables Corporation in an amount in excess of the amount of the Asset Interest as defined in the Clipper Receivables Financing Agreement, (iii) Accounts Receivable which do not constitute an enforceable obligation of the Account Debtor; (iv) Accounts Receivable which are not evidenced by an invoice issued in the ordinary course of business; (v) Accounts Receivable which are not recorded in the records of the Borrower or its Subsidiaries; (vi) Accounts Receivable which remain unpaid more than sixty (60) days after the due date thereof; (vii) Accounts Receivable where the customer is (a) insolvent or a debtor, voluntarily or involuntarily, in a case or proceeding under any bankruptcy, reorganization, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction or (b) experiencing financial difficulties and been given an extension of time to pay by the Borrower or any of its Subsidiaries; (viii) Accounts Receivable which have been sent by the Borrower or any of its Subsidiaries to a collection agency; (vix) Accounts Receivable which have been written off by the Borrower or any of its Subsidiaries; (ix) Accounts Receivable which are not denominated in Dollars or C$; (x) Accounts Receivable which are subject to any asserted defense, setoff, charge-back or any dispute to the extent of such asserted defense, setoff, chargeback or dispute; (xi) Accounts Receivable for which the Account Debtor is an Affiliate or a Subsidiary of the Borrower; (xii) Accounts Receivable from customers located outside the United States unless Accounts Receivable from such customer are paid, as a matter of course, from an office of such customer located in the United States or Canada; (xv) Accounts Receivable representing credits from Account Debtors which are over sixty (60) days past due; (xvi) if more than 50% of the Accounts Receivable of any Account Debtor are over sixty (60) days past due, the Accounts Receivable of such Account Debtor;
(xvii) Accounts Receivable from an Account Debtor for which any trade payable, rebate obligation or other similar liability is owing to such Account Debtor by the Borrower or any of its Subsidiaries to the extent of the amount of such trade payable, rebate obligation or similar liability, (xviii) Accounts Receivable for which the Borrower has established a reserve on its books and records and (xix) Accounts Receivable from a customer if the Administrative Agent is not satisfied with the credit standing of such customer in relation to the amount of credit extended. Notwithstanding the foregoing, the Administrative Agent, in its sole discretion, may determine eligibility based on such additional considerations as the Administrative Agent may deem appropriate.

         "ELIGIBLE ASSIGNEE" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Agents, which in the ordinary course of business extends credit of the type similar to the Loans and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iii) any other financial institution satisfactory to the Borrower and the Agents.

         "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Guarantor directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

         "EQUITY-RELATED AGREEMENTS" shall have the meaning given such term in
Section 3.16 hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

         "EVENT OF DEFAULT" shall have the meaning given such term in Section 7.01.

         "EXISTING BNY FEES AND EXPENSES" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING BNY L/C" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING BNY L/C OBLIGATIONS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING BNY LOANS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING BNY NOTE" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING BNY OBLIGATIONS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING CIBC FEES AND EXPENSES" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING CIBC OBLIGATIONS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING CIBC REVOLVING LOANS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING CIBC REVOLVING NOTE" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING CHASE FEES AND EXPENSES" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING CHASE LOANS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING CHASE NOTE" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING CHASE OBLIGATIONS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING COMERICA FEES AND EXPENSES" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING COMERICA LOANS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING COMERICA NOTE" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING COMERICA OBLIGATIONS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING FLEET FEES AND EXPENSES" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING FLEET LOANS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING FLEET NOTE" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING FLEET OBLIGATIONS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING LOAN DOCUMENTS" shall mean, collectively, the Existing Notes and any other documents evidencing or supporting the Existing Obligations.

         "EXISTING LOANS" shall have the meaning given to such term in the recitals to this Agreement.

         "EXISTING NBD FEES AND EXPENSES" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING NBD LOANS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING NBD NOTE" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING NBD OBLIGATIONS" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING NOTES" shall have the meaning given such term in the recitals to this Agreement.

         "EXISTING OBLIGATIONS" shall have the meaning given such term in the recitals to this Agreement.

         "FACILITY FEES" shall have the meaning given such term in Section 2.14 hereof.

         "FEES" shall collectively mean the Facility Fees and the Agents' Fees.

         "FINANCIAL OFFICER" shall mean the Chief Financial Officer, Vice President Finance or the Treasurer of the Borrower.

         "FLEET" shall have the meaning given such term in the first paragraph of this Agreement.

         "FUEL PUMP SALE" shall mean the proposed sale by the Borrower of its fuel pump business.

         "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.04.

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

         "GUARANTORS" shall have the meaning given such term in the first paragraph of this Agreement.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "INACTIVE SUBSIDIARIES" shall have the meaning given such term in
Section 6.23 hereof.

         "INDEBTEDNESS" shall mean, at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money; (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and trade payables, other expense accruals (including coupon accruals) and deferred compensation items arising, in the ordinary course of business); (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business); (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations of such Person under leases which are required to be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded; (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person that would arise in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates, and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness; (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness; and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "INSUFFICIENCY" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA using reasonable actuarial assumptions as to interest rates and mortality.

         "INSURANCE COMPANIES" shall mean, at any date, the institutions that are then holders of the outstanding notes issued under the Note Agreements.

         "INTANGIBLE ASSETS" shall mean, on any day, all assets of the Borrower and its Subsidiaries which would be classified as intangible under GAAP including, without limitation, unamortized debt discount and expense, unamortized acquisition, organization and reorganization expense, experimental expense, patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangible assets, as determined on a consolidated basis in accordance with GAAP.

         "INTEREST EXPENSE" shall mean interest expense as determined in accordance with GAAP.

         "INTEREST PAYMENT DATE" shall mean the last calendar day of each month; PROVIDED, HOWEVER, that if any Interest Payment Date would fall on a day which shall not be a Business Day, such Interest Payment Date shall be the next preceding Business Day.

         "INTERMOTOR" shall mean Intermotor Holdings Limited.

         "INVENTORY" shall mean all goods now owned or hereafter acquired by the Borrower or any of its Subsidiaries (wherever located, whether in the possession of the Borrower or any Subsidiary or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials or consigned, returned or repossessed goods) which are held for sale or to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process, or materials used or consumed in the Borrower's or its Subsidiaries' business or processed by or on behalf of the Borrower or its Subsidiaries; PROVIDED, that Inventory shall not include consigned Inventory received by the Borrower in connection with the Cooper Transaction. Inventory shall be based upon the Borrower's books and records, consistently applied in accordance with the historical practices of the Borrower, which are updated monthly by no later than the tenth (10th) Business Day of each month for the end of the preceding month.

         "INVESTMENTS"  shall have the meaning given such term in Section 6.08.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOANS" shall mean the Tranche A Loans and the Tranche B Loans.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, and any other instrument or agreement executed and delivered in connection herewith.

         "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrowers and the Guarantors taken as a whole, (b) material impairment of the ability of any of the Borrowers or Guarantors to perform any of its Obligations under any Loan Document to which it is or will be a party or
(c) material impairment of the rights of or benefits and remedies available to the Agents or any of the Banks under any Loan Document.

         "MATURITY DATE" shall mean November 30, 1998.

         "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.


         "NBD" shall have the meaning given such term in the first paragraph of this Agreement.

         "NET INCOME" shall mean, with respect to any fiscal period, net income for the Borrower and its Subsidiaries for such fiscal period, as determined on a consolidated basis in accordance with GAAP except for the operating results and any reserve adjustments arising from Discontinued Operations.

         "NET INCOME TARGET" shall have the meaning given such term in Section 2.06.

         "NET SALES" shall mean, for any quarter, the amount of net sales as reported on the quarterly consolidated income statement of the Borrower and its Subsidiaries for such quarter which shall include net sales arising from Discontinued Operations.

         "NET WORTH" shall mean, on any day, all amounts which would be included under stockholders' equity on the consolidated balance sheet of the Borrower and its Subsidiaries as at such date, as determined on a consolidated basis in accordance with GAAP.

         "NOTE AGREEMENTS" shall mean, collectively, (i) that certain Note Purchase Agreement dated as of December 1, 1995 among the Borrower and each of the purchasers listed therein pursuant to which notes in the aggregate principal amount of $73,000,000 were issued, (ii) that certain Note Agreement dated as of November 15, 1992 among the Borrower and each of the purchasers listed therein pursuant to which notes in the aggregate principal amount of $65,000,000 were issued and (iii) that certain Note Agreement dated as of October 15, 1989 among the Borrower and each of the purchasers listed therein pursuant to which notes in the aggregate principal amount of $30,000,000 were issued, each as amended from time to time.

         "NOTES" shall mean the promissory notes of the Borrower, substantially in the forms of Exhibit A-1 and A-2 hereto, each payable to the order of each Tranche A Bank or Tranche B Bank, respectively, evidencing Tranche A Loans or Tranche B Loans.

         "OBLIGATIONS" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the Notes and the reimbursement of all amounts drawn under the Existing BNY L/C, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Banks and the Agents under the Loan Documents and in respect of Indebtedness permitted by Section 6.03 (vii).

         "OTHER TAXES" shall have the meaning given such term in Section 2.13.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "PP&E" shall mean property, plant and equipment as reported on the Borrower's consolidated balance sheet net of depreciation and amortization.

         "PENSION PLAN" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Code.

         "PERMITTED INVESTMENTS" shall mean:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

         (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation or of at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Administrative Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation or at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Administrative Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A" or the equivalent thereof from Standard & Poor's Corporation or of at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above; and

         (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through
(e) above.

         "PERMITTED LIENS" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory and other Liens of landlords, Liens of tenants arising from occupancy rights and statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.03(iii) solely for the purpose of financing the acquisition of such property; and (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, PROVIDED that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

         "PERSON" shall mean any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or Governmental Authority.

         "PLAN" shall mean a Single Employer Plan or a Multiemployer Plan.

         "REAL PROPERTY" shall have the meaning given such term in Section 3.17 hereof.

         "REGISTER" shall have the meaning given such term in Section 10.03(d).

         "REMAINING OBLIGATIONS" shall mean the obligations of the Borrower in respect of the Tranche A Loans and the CIBC Term Loan.

         "REQUIRED BANKS" shall mean, at any time, the Banks (including CIBC in its capacity as lender under the CIBC Term Loan) holding at least 51% of the then outstanding aggregate principal amount of the Loans (or, if no such Loans are outstanding, the Commitments) and the CIBC Term Loan.

         "SERVICE LINE" shall mean the Borrower's Service Line Division.

         "SERVICE LINE SALE" shall mean the proposed sale by the Borrower of the Service Line scheduled to take place on or before June 30, 1998.

         "SINGLE EMPLOYER PLAN" shall mean a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

         "STATUTORY RESERVES" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in Dollars of $100,000 or more. Such reserve percentages shall include, without limitation, those imposed pursuant to Regulation D of the Board. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

         "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "PARENT"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

         "TANGIBLE NET WORTH" shall mean, on any day, Net Worth MINUS Intangible Assets.

         "TAXES" shall have the meaning given such term in Section 2.13.

         "TAXES REGARDING BORROWER PAYMENTS TO CANADIAN LENDERS" shall have the meaning given such term in Section 2.13(a).

         "TERMINATION DATE" shall mean the earliest to occur of (i) the Maturity Date and (ii) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

         "TERMINATION EVENT" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR ss.ss.2615.21 or 2615.23, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

         "TOTAL COMMITMENT" shall mean, at any time, the sum of the Total Tranche A Commitment and the Total Tranche B Commitment at such time.

         "TOTAL TRANCHE A COMMITMENT" shall mean, at any time, the sum of the Tranche A Commitments at such time.

         "TOTAL TRANCHE B COMMITMENT" shall mean, at any time, the sum of the Tranche B Commitments at such time.

         "TRANCHE A BANK" shall mean each Bank having a Tranche A Commitment.

         "TRANCHE A COMMITMENT" shall mean the commitment of each Tranche A Bank to make Tranche A Loans hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.08 and
Section 2.09.

         "TRANCHE A COMMITMENT PERCENTAGE" shall mean at any time, with respect to each Tranche A Bank, the percentage obtained by dividing its Tranche A Commitment at such time by the Total Tranche A Commitment at such time.

         "TRANCHE A FACILITY" shall mean the Tranche A Loans made and committed to be made pursuant to Section 2.02(a).

         "TRANCHE A FACILITY FEE" shall have the meaning given such term in
Section 2.14 hereof.

         "TRANCHE A LOANS" shall have the meaning given such term in Section 2.02(a).

         "TRANCHE B BANK" shall mean each Bank having a Tranche B Commitment.

         "TRANCHE B COMMITMENT" shall mean the commitment of each Tranche B Bank to make Tranche B Loans hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.08 and
Section 2.09.

         "TRANCHE B COMMITMENT PERCENTAGE" shall mean at any time, with respect to each Tranche B Bank, the percentage obtained by dividing its Tranche B Commitment at such time by the Total Tranche B Commitment at such time.

         "TRANCHE B FACILITY" shall mean the Tranche B Loans made and committed to be made pursuant to Section 2.02(b).

         "TRANCHE B FACILITY FEE" shall have the meaning given such term in
Section 2.14 hereof.

         "TRANCHE B LOANS" shall have the meaning given such term in Section 2.02(b).

         "TRANSFEREE" shall have the meaning given such term in Section 2.13.

         "UNUSED TOTAL COMMITMENT" shall mean, at any time, (i) the Total Commitment LESS (ii) the aggregate outstanding principal amount of all Loans.

         "UNUSED TOTAL TRANCHE A COMMITMENT" shall mean, at any time, (i) the Total Tranche A Commitment LESS (ii) the aggregate outstanding principal amount of all Tranche A Loans.

         "UNUSED TOTAL TRANCHE B COMMITMENT" shall mean, at any time, (i) the Total Tranche B Commitment LESS (ii) the aggregate outstanding principal amount of all Tranche B Loans.

         "WITHDRAWAL LIABILITY" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02 TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, except for the operating results and any reserve adjustments arising from Discontinued Operations; PROVIDED, HOWEVER, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement (except for the operating results and any reserve adjustments arising from Discontinued Operations), applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04.

SECTION 2.         AMOUNT AND TERMS OF CREDIT.

         SECTION 2.01 RESTRUCTURING OF EXISTING EXTENSIONS OF CREDIT. Subject to the terms and conditions and relying upon the representations, warranties and covenants herein set forth, each of the parties hereby agrees that, as of the Closing Date, the Existing Obligations (other than the CIBC Term Loan) are hereby restructured as Tranche A Loans (as hereinafter defined), on the terms and conditions herein contained. Each of the Borrower and the Guarantors (i) confirms and agrees that the Borrower is truly and justly indebted to the Banks in the aggregate amount of the Existing Obligations without defense, offset or counterclaim of any kind or nature whatsoever; and (ii) reaffirms and admits the validity and enforceability of the Existing Notes and the other documents evidencing the Existing Obligations. Principal amounts outstanding on the Closing Date with respect to Existing Loans of each Bank (other than the CIBC Term Loan) shall be deemed to be Tranche A Loans for each such Bank as of the Closing Date. From and after the Closing Date the principal amounts of the Existing Obligations shall be evidenced by the Tranche A Notes and each Bank shall return the Existing Notes which it holds to the Borrower marked "canceled."

         SECTION 2.02      COMMITMENT OF THE BANKS.

         (a) Each Tranche A Bank severally and not jointly with the other Tranche A Banks agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 4.02(e)) to make revolving credit loans (each a "TRANCHE A LOAN" and collectively, the "TRANCHE A LOANS") to the Borrower at any time and from time to time during the period commencing on the Closing Date and ending on the Termination Date (or the earlier date, if any, of termination of the Total Tranche A Commitment) in an aggregate principal amount not to exceed the Tranche A Commitment of such Bank, which Tranche A Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. Each Borrowing comprising a Tranche A Loan shall be funded by the Tranche A Banks as follows: (i) 95.5414% of a Borrowing shall be funded by each of the Tranche A Banks (except for CIBC), in a percentage amount equal to (x) the difference between (A) the outstanding amount of such Tranche A Bank's Tranche A Loans on the day such Tranche A Loan is to be made and (B) $15,000,000, divided by (y) the aggregate amounts to be funded by such Banks such that (assuming full usage by the Borrower) each Tranche A Bank (other than CIBC) would have extended $15,000,000 and (ii) 4.4586% by CIBC. At no time shall the sum of the then outstanding aggregate principal amount of the Tranche A Loans exceed the lesser of (i) the Total Tranche A Commitment, as the same may be reduced from time to time pursuant to Section 2.08 or 2.09, and (ii) the Borrowing Base.

         (b) Each Tranche B Bank severally and not jointly with the other Tranche B Banks agrees, upon the terms and subject to the conditions herein set forth to make revolving credit loans (each, a "TRANCHE B LOAN" and collectively, the "TRANCHE B LOANS") to the Borrower at any time and from time to time during the period commencing on the Closing Date and ending on the Termination Date (or the earlier date, if any, of termination of the Total Tranche B Commitment) in an aggregate principal amount not to exceed, the Tranche B Commitment of such Bank, which Tranche B Loans may be repaid and reborrowed in accordance with the provisions of this Agreement, PROVIDED, that (x) each Tranche B Loan shall be made PRO RATA among the Tranche B Banks in accordance with their Tranche B Commitment Percentages and (y) no Tranche B Loans shall be made by any Tranche B Bank so long as there exists any unused Total Tranche A Commitment. At no time shall the sum of the then outstanding aggregate principal amount of the Tranche B Loans exceed the lesser of (i) the Total Tranche B Commitment, as the same may be reduced from time to time pursuant to Section 2.08 or 2.09, and (ii) the Borrowing Base.

         (c) The failure of any Bank to make any Loan shall not relieve the other Banks of their obligations to lend.

          SECTION 2.03   BORROWING BASE.

         (a) Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Tranche A Loans shall not at any time exceed the Borrowing Base and no Tranche A Loan shall be made in violation of the foregoing.

         (b) Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Tranche B Loans shall not at any time exceed the Borrowing Base and no Tranche B Loan shall be made in violation of the foregoing.

         (c) Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Tranche A Loans and Tranche B Loans shall not at any time exceed the Borrowing Base and no Tranche A Loans or Tranche B Loans shall be made in violation of the foregoing.

          SECTION 2.04   MAKING OF LOANS.

         (a) Each Tranche A Bank or Tranche B Bank may fulfill its respective Tranche A Commitment or Tranche B Commitment by causing any lending office of such Bank to make such Loan; PROVIDED that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Bank shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.11.

         (b) The Borrower shall give the Administrative Agent prior notice of each Borrowing hereunder of at least one Business Day; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $500,000) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Administrative Agent not later than 12:00 noon, New York City time, on the first Business Day preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.04(b). Such notice shall specify whether the Borrowing then being requested is to be a Tranche A Loan or a Tranche B Loan (to the extent permitted pursuant to Section 4.02(h)). If no election is made as to whether the Loan is a Tranche A Loan or a Tranche B Loan, such notice shall be deemed a request for a Tranche A Loan, unless at that time, there is insufficient or no Unused Total Tranche A Commitment, in which event such notice shall be deemed to be a request for a Tranche B Loan to the extent of the Unused Total Tranche B Commitment and thereafter for a Tranche B Loan to the extent the Borrowing requested exceeds the Unused Total Tranche A Commitment. The Administrative Agent shall promptly notify each Tranche A Bank or Tranche B Bank (as applicable) of its proportionate share of such Borrowing and the date of such Borrowing. On the borrowing date specified in such notice, each Tranche A Bank or Tranche B Bank (as applicable) shall make its share of the Borrowing available in Dollars at the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Banks to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Banks available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to Loans (whether Tranche A Loans or Tranche B Loans) of $5,000,000 or less, the Tranche A Banks or the Tranche B Banks, as the case may be, shall make such Borrowings available to the Borrower by 4:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Administrative Agent of such Borrowing by 12:00 noon, New York City time.

         (c) Unless the Administrative Agent shall have received notice from a Bank prior to the proposed date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Bank and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Bank, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans. If such Bank pays such amount to the Administrative Agent, then such amount shall constitute such Bank's Loan included in such Borrowing.

         SECTION 2.05 NOTES; REPAYMENT OF LOANS. The Loans made by each Bank shall be evidenced by a note, duly executed on behalf of the Borrower, dated the Closing Date or the date of the effectiveness of the applicable Assignment and Acceptance, as the case may be, in substantially the form attached hereto as Exhibit A-1 in the case of the Tranche A Loans or A-2 in the case of Tranche B Loans, payable to the order of the Tranche A Bank or Tranche B Bank (as the case may be) in the aggregate principal amount equal to such Bank's Tranche A Commitment or Tranche B Commitment, as the case may be. The outstanding principal balance of all of the Loans, as evidenced by such Notes, shall be payable on the Termination Date. Such Notes shall replace the Existing Notes. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.06. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Bank (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan from such Bank, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; PROVIDED, HOWEVER, that the failure of any Bank to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of this Agreement and the applicable Notes.

         SECTION 2.06    INTEREST ON LOANS.

         (a) Subject to the provisions of Section 2.07, each Tranche A Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate PLUS 1-1/2%; PROVIDED that in the event that the Borrower's Net Income shall exceed (i) $1,784,000 for the Borrower's fiscal quarter ending March 31, 1998,
(ii) $7,013,000 for the Borrower's fiscal quarter ending June 30, 1998 and (iii) $6,914,000 for the Borrower's fiscal quarter ending September 30, 1998 (each, a "NET INCOME TARGET"), THEN, from the date following the delivery of the Borrower's quarterly statement pursuant to Section 5.01(b) reflecting the achievement of the Net Income Target for such quarter through the date of delivery of the Borrower's next quarterly statement, the interest rate on the Tranche A Loans shall be reduced to ABR plus 1%; PROVIDED, HOWEVER, that if Borrower's quarterly statement for the next quarter reflects that the Borrower has exceeded the Net Income Target for such quarter, the interest rate on the

Tranche A Loans shall be further reduced to ABR plus 1/2%, it being understood, however, that if at any time the Borrower delivers a quarterly statement that shows that the Net Income Target has not been achieved for such quarter, then the interest rate on the Tranche A Loans shall increase to ABR plus 1-1/2% for the period from the date following the delivery of such quarterly statement through the date of the delivery of the following quarterly statement reflecting the achievement of the Net Income Target. Notwithstanding anything to the contrary herein, (x) at no time shall the interest rate on the Tranche A Loans be reduced below ABR plus 1/2% and (y) if a quarterly statement is not received by the Administrative Agent by the 20th day after the close of such quarter, the interest rate on the Tranche A Loans shall increase to ABR plus 1-1/2% for the period from the 20th day after the close of such quarter until delivery of such quarterly statement (and thereafter if such quarterly statement shows that the Net Income Target has not been met).

         (b) Subject to the provisions of Section 2.07, each Tranche B Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 1% , PROVIDED, that in the event that the Borrower achieves the Net Income Target for any quarter following the Closing Date, then from the date following the delivery of the Borrower's quarterly statement pursuant to Section 5.01(b) reflecting the achievement of the Net Income Target amount through the date of delivery of the Borrower's next quarterly statement, the interest rate on the Tranche B Loans shall be reduced to ABR plus 1/4%; it being understood, however, that if the Net Income Target has not been achieved for such quarter, then the interest rate on the Tranche B Loans shall increase to ABR plus 1% from the date following delivery of such quarterly statement through the date of the delivery of the following quarterly statement reflecting the achievement of the Net Income Target. Notwithstanding anything to the contrary herein, (i) at no time shall the interest rate on the Tranche B Loans be reduced below ABR plus 1/4% and (ii) if a quarterly statement is not timely received by the Administrative Agent by the 20th day after the close of the quarter, the interest rate on the Tranche B Loans shall increase to ABR plus 1%, for the period from the 20th day after the close of the quarter until delivery of such quarterly statement (and thereafter if such quarterly statements shows that the Net Income Target has not been met).

         (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date, at maturity (whether by acceleration or otherwise), and after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).

         SECTION 2.07 DEFAULT INTEREST. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder, whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two percent (2%) above the then prevailing non-default rate of interest on such Loan.

         SECTION 2.08 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. Upon at least two Business Days' prior written notice to the Administrative Agent and subject to compliance by the Borrower with the requirements of Section 2.09, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Tranche A Commitment or the Total Tranche B Commitment; PROVIDED, that at the time of any reduction or termination of the Total Tranche A Commitment, the Total Tranche B Commitment shall have been wholly and permanently terminated and all Tranche B Loans shall have been paid in full. Each such reduction of the Commitments shall be in the principal amount of $1,000,000 or any integral multiple thereof. Subject to the first sentence of this Section, any reduction of the Total Tranche A Commitment or the Total Tranche B Commitment pursuant to this Section shall be applied PRO RATA to reduce the Tranche A Commitment or Tranche B Commitment of each Tranche A Bank or Tranche B Bank.

         SECTION 2.09 MANDATORY PREPAYMENT; COMMITMENT TERMINATION. The outstanding Obligations shall be subject to mandatory prepayment as follows:

                  (a) if at any time the aggregate principal amount of the outstanding Tranche A Loans exceeds the lesser of (x) the Total Tranche A Commitment and (y) the Borrowing Base, the Borrower will within one Business Day prepay the Tranche A Loans in an amount necessary to cause the aggregate principal amount of the outstanding Tranche A Loans to be equal to or less than the Total Tranche A Commitment and/or the Borrowing Base, as the case may be;

                  (b) if at any time the aggregate principal amount of the outstanding Tranche B Loans exceeds the lesser of (x) the Total Tranche B Commitment and (y) the Borrowing Base, the Borrower will within one Business Day prepay the Tranche B Loans in an amount necessary to cause the aggregate principal amount of the outstanding Tranche B Loans to be equal to or less than the Total Tranche B Commitment and/or the Borrowing Base, as the case may be;

                  (c) if at any time the aggregate principal amount of the Outstanding Loans exceeds the lesser of (x) the Total Commitment and
         (y) the Borrowing Base, the Borrower will within one Business Day prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans to be equal to or less than the Total Commitment and/or the Borrowing Base, as the case may be;

                  (d) if at any time the sum of the amounts on deposit in the Borrower's operating, concentration or other depository accounts PLUS the amount of the Borrower's Permitted Investments as set forth on
         Schedule 2.09(d) exceeds $20,000,000, any such amounts in excess of $20,000,000 shall be applied by the Borrower to the mandatory prepayment of the Loans and the Administrative Agent may immediately debit such accounts in the amount of such mandatory prepayment; PROVIDED, that in the event that any of the Permitted Investments set forth on Schedule 2.09(d) mature, then the amount set forth in the preceding sentence shall be reduced by an amount equal to each such matured Permitted Investment; and

         PROVIDED FURTHER, that the Borrower and its Subsidiaries shall use their best efforts to repatriate funds outside the continental United States; and

                  (e) upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full.

         SECTION 2.10   OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF BANKS.

         (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Administrative Agent; PROVIDED, HOWEVER, that each such partial prepayment shall be in integral multiples of $500,000. Each notice of prepayment shall specify the prepayment date and the principal amount of the Loans to be prepaid and shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Tranche A Bank or Tranche B Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment; PROVIDED, that as long as Tranche B Loans shall be outstanding, any prepayments received shall be applied first PRO RATA to the Tranche B Banks in reduction of the then outstanding Obligations under such Tranche B Loans.

         (b) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.10(a), the Borrower on demand by any Bank shall pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any loss incurred by such Bank as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Bank to fulfill deposit obligations incurred in anticipation of such prepayment. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

         (c) Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.09 or 2.10 shall be applied FIRST, to the then outstanding Obligations under the Tranche B Loans PRO RATA and SECOND, to the then outstanding Obligations under the Tranche A Loans PRO RATA , as determined by the Administrative Agent.

         SECTION 2.11    RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

         (a) If any Bank shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto or such Bank's Commitment hereunder to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into account such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

         (b) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) above, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

         (c) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.12 PRO RATA TREATMENT, ETC. (a) All payments, repayments and prepayments of principal and interest in respect of the Tranche A Loans or Tranche B Loans (whenever made and whether made before or after the occurrence of an Event of Default) and including, without limitation, by way of dividend or distribution in a case under the Bankruptcy Code or any other insolvency statute (state or federal) shall be made PRO RATA among the Tranche A Banks (which after the occurrence of an Event of Default shall be deemed to include CIBC in its capacity as lender under the CIBC Term Loan) or the Tranche B Banks (as the case may be) in accordance with the then outstanding principal amount of the Tranche A Loans (which after the occurrence of an Event of Default shall be deemed to include the outstanding principal amount of the CIBC Term Loan) or Tranche B Loans (as the case may be); PROVIDED, HOWEVER, that all payments and prepayments hereunder shall be applied FIRST, to the payment in full of all principal and interest accrued prior to the commencement of a case under the Bankruptcy Code on the Tranche B Loans, SECOND, to the payment in full of all principal and interest accrued prior to the commencement of a case under the Bankruptcy Code on the Tranche A Loans and THIRD, to the payment in full of any and all interest accrued after the commencement of a case under the Bankruptcy Code PRO RATA among the Tranche A Banks and the Tranche B Banks in accordance with their respective Tranche A Commitments and Tranche B Commitments and (b) all payments of the Tranche A Facility Fees and the Tranche B Facility Fees shall be made PRO RATA among the Tranche A Banks in accordance with their Tranche A Commitments or the Tranche B Banks in accordance with their Tranche B Commitments. All payments of interest in respect of the CIBC Term Loan made prior to the occurrence of an Event of Default shall be retained by CIBC and all payments and repayments of principal and interest in respect of the CIBC Term Loan made after the occurrence of an Event of Default and including, without limitation, by way of dividend or distribution in a case under the Bankruptcy Code or any other insolvency statute (state or federal), shall be treated with the same priority and parity hereunder as if such payment or repayment had been received by a Tranche A Bank. All payments by the Borrower hereunder and under the Notes shall be (i) net of any tax applicable to the Borrower or a Guarantor and (ii) made in Dollars in immediately available funds at the office of the Administrative Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full.

         SECTION 2.13     TAXES.

         (a) Any and all payments by the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) taxes imposed on or measured by the net income or overall gross receipts of the Agents or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "TRANSFEREE")) and franchise taxes imposed on the Agents or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which the Agents or any such Bank (or Transferee) is organized or in which the applicable lending office of any such Bank (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agents or such Bank would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("AMOUNTS") with respect to payments hereunder to a Bank (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Bank (or Transferee) becomes a Bank (or Transferee, as the case may be), but not excluding, with respect to such Bank (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or either of the Agents, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank (or Transferee) or such Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. Notwithstanding this Section 2.13(a) and the provisions of Sections 2.13(f) and 2.13(g), any and all payments by the Borrower to CIBC or to any assignee of CIBC which is not a non-resident of Canada within the meaning of the INCOME TAX ACT (Canada) (a "CANADIAN LENDER") hereunder or under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("TAXES REGARDING BORROWER PAYMENTS TO CANADIAN LENDERS"). If any Taxes Regarding Borrower Payments to Canadian Lenders shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Canadian Lender (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13(a)), such Canadian Lender receives an amount equal to the amount it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower will indemnify each Bank (or Transferee) and each Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or such Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or any Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or any Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or any Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Bank (or Transferee) or any Agent as part of the refund), net of all out-of-pocket expenses of such Bank (or Transferee) or such Agent and without additional interest thereon; PROVIDED that the Borrower, upon the request of such Bank (or Transferee) or such Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or such Agent in the event such Bank (or Transferee) or such Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Bank (or Transferee) or any Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or any Agent, the Borrower will furnish to the Administrative Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

         (f) Each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including
(A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

         (g) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of subsection (f) above.

         (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Bank, be otherwise materially disadvantageous to such Bank (or Transferee).

         SECTION 2.14 FACILITY FEES. The Borrower agrees to pay to the Administrative Agent for the account of (a) the Tranche A Banks, a Facility Fee in the aggregate amount of $785,000 (the "TRANCHE A FACILITY FEE"), which fee shall be payable to each Tranche A Bank in accordance with its Tranche A Commitment Percentage, as set forth on Annex A hereto and (b) the Tranche B Banks, a Facility Fee in the aggregate amount of $600,000 (the "TRANCHE B FACILITY FEE" and, together with the Tranche A Facility Fee, the "FACILITY FEES"), which fee shall be payable to each Tranche B Bank in accordance with its Tranche B Commitment Percentage, as set forth on Annex A hereto. The Tranche A Facility Fee shall be payable on the Closing Date. The Tranche B Facility Fee shall be payable (i) one-half on the Closing Date and (ii) one-half on the date of the first drawing under the Tranche B Facility.

         SECTION 2.15 AGENTS' FEE. The Borrower agrees to pay to (i) the Administrative Agent, an agency fee in the amount of $100,000 and (ii) to the Documentation Agent, an agency fee in the amount of $100,000 (collectively, the "AGENTS' FEE"), each for its own account, which fees shall be payable on the Closing Date.

         SECTION 2.16 NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent, the Documentation Agent and the Banks, as provided herein. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.17 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each of the Agents and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agents and each such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may be unmatured. Any such set-off shall be applied FIRST to the Tranche B Loans (and interest thereon) PRO RATA and SECOND to the Tranche A Loans (and interest thereon) PRO RATA. Each Bank and each of the Agents agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank or by the Agents, as the case may be, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and the Agents under this Section are in addition to other rights and remedies which such Bank and the Agents may have upon the occurrence and during the continuance of any Event of Default.

SECTION 3.     REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks to make Loans hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

         SECTION 3.01 ORGANIZATION AND AUTHORITY. Each of the Borrower and the Guarantors (i) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party; and
(iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage, lease and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         SECTION 3.02 DUE EXECUTION. The execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations G, T, U or X of the Board), or any order, judgment or decree of any Governmental Authority, (C) violate or result in a breach of, or constitute a default under, any indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors; and (iii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority. This Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms.

         SECTION 3.03 STATEMENTS MADE. The information that has been delivered in writing, and the statements that have been made, whether written or oral, by the Borrower or any of the Guarantors to the Agents or to the Banks in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections, financial or otherwise), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished.

         SECTION 3.04 FINANCIAL STATEMENTS. The Borrower has furnished the Banks with copies of (i) the audited consolidated financial statement and schedules of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 1996 and (ii) the unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries for the fiscal quarter(s) ended September 30, 1997. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject to normal year end adjustments. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its consolidated Subsidiaries, taken as a whole, has occurred from that set forth in the Borrower's audited consolidated financial statements for the year ended December 31, 1996 other than as set forth on (i) Schedule 3.04 or (ii) the draft financial statements delivered hereunder for the year ended December 31, 1997.

         SECTION 3.05 OWNERSHIP. Each of the Persons listed on Schedule 3.05 is a direct or indirect Subsidiary of the Borrower, and the Borrower owns no other Subsidiaries, whether directly or indirectly, other than as set forth on
Schedule 3.05 which also sets forth the ownership interest of the Borrower in such Subsidiaries. Except as set forth on Schedule 3.05, there are no wholly-owned direct or indirect domestic Subsidiaries of the Borrower other than the Guarantors. The Inactive Subsidiaries do not own or hold assets in excess of $10,000 in the aggregate.

         SECTION 3.06 LIENS. There are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Permitted Liens; and (ii) other Liens permitted pursuant to Section 6.01. Neither the Borrower nor any Guarantor is party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement except as set forth on Schedule 3.06 hereto.

         SECTION 3.07  COMPLIANCE WITH LAW.

         (a) Except as set forth in Section 3.17, (i) the operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss.6901 ET SEQ.); (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

         (b) Neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a Material Adverse Effect.

         SECTION 3.08 INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the same or similar size, engaged in the same or similar businesses of the Borrower and the Guarantors.

         SECTION 3.09 USE OF PROCEEDS. The proceeds of the Loans shall be used for working capital and for other general corporate purposes of the Borrower and the Subsidiaries.

         SECTION 3.10 LITIGATION. Except as set forth on Schedule 3.10, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency, arbitration body or instrumentality, domestic or foreign, which have a reasonable possibility of being determined adversely to the Borrower or a Guarantor and which, if determined adversely, would have a Material Adverse Effect.

         SECTION 3.11 LABOR MATTERS. Neither the Borrower nor any Guarantor has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements which could reasonably be expected to have a Material Adverse Effect, and to the best knowledge of the Borrower, there is no such strike, dispute, slowdown or work stoppage threatened against the Borrower or any Guarantor.

         SECTION 3.12 OWNERSHIP OF PROPERTY; LIENS. The Borrower and each of the Guarantors has good and marketable title to all of its properties and assets, real and personal, other than those leased by the Borrower or any Guarantor and there are no Liens (including Liens or retained security titles of conditional vendors) of any nature whatsoever on the assets of the Borrower or any of the Guarantors, other than as permitted under Section 6.01 hereof.

         SECTION 3.13 TAXES. The Borrower and each Guarantor has filed or caused to be filed all tax returns which to the knowledge of the Borrower and the Guarantors are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against each of them (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the books of the Borrower or the Guarantors, as the case may be), and no tax liens have been filed and, to the best knowledge of the Borrower and the Guarantors, no claims are being asserted with respect to any taxes.

         SECTION 3.14 FILING OF STATEMENTS AND REPORTS. Each of the Borrower and the Guarantors has filed all statements and reports which, to the knowledge of the Borrower and the Guarantors, are required to be filed with any Governmental Authority and for which the failure to so file would have a Material Adverse Effect.

         SECTION 3.15 ERISA. Subject to the events described in Schedule 3.15 hereto, no Reportable Event has occurred during the immediately preceding six-year period with respect to any Plan, and each Plan has complied with and has been administered in all material respects in accordance with applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower, any Subsidiary or any Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such benefits. Except as set forth on Schedule 3.15, neither the Borrower nor any Subsidiary nor any

Commonly Controlled Entity has during the immediately preceding six-year period participated in any Multiemployer Plans. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower, each Subsidiary and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees during 1998 and 1999 under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, on an annual basis exceed $200,000.

         SECTION 3.16 MATERIAL AGREEMENTS. Schedule 3.16 accurately and completely lists all (i) material leases, contracts and agreements and (ii) subscriptions, options, warrants, calls (including pre-emptive rights) or other agreements or commitments of any nature relating to the capital stock of the Borrower (the "EQUITY-RELATED AGREEMENTS") to which the Borrower or any Guarantor and any other Person is a party, including those leases, contracts, agreements and Equity-Related Agreements which are presently in effect and involve the conduct of the Borrower and the Guarantors' businesses and under which, by the terms thereof, could require the Borrower or the Guarantors to make payments to any Person in excess of $50,000 per year.

         SECTION 3.17 ENVIRONMENTAL MATTERS. (a) Except for any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Guarantor (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (b) None of the real property owned or leased by the Borrower or any Guarantor (such property, the "REAL PROPERTY") contains, or to the best knowledge of the Borrower and the Guarantors, has contained, any Hazardous Materials or substances or underground storage tanks, except as is customary in the industry in which the Borrower and the Guarantors are engaged and in compliance with applicable laws and the presence of which has required, or is expected to require, an expenditure, which when added to any expenditures required under paragraphs (c), (d) and (f) hereof, is in excess of $1,000,000.

                   (c) The Real Property is in compliance with applicable Environmental Laws and requirements affecting such Real Property except for non-compliance which does not require and is not expected to require an expenditure which, when added to any expenditures required under paragraphs (b),
(d) and (f) hereof, is in excess of $1,000,000, and, to the knowledge of the Borrower and the Guarantors, there is no environmental condition which could interfere with the continued use of the Real Property.

                   (d) No notice of violations or advisory action by regulatory agencies regarding environmental control matters or permit compliance is outstanding except for violations or actions which do not and would not require expenditures which, when added to any expenditures required under paragraphs
(b), (c) and (f) hereof, are in excess of $1,000,000.

                   (e) Hazardous Materials have not been transferred by the Borrower or any of its Subsidiaries or to the best of the Borrower's knowledge by any third party engaged by the Borrower or any of its Subsidiaries from any of the Real Property to any other location which is not in compliance with all applicable Environmental Laws.

                  (f) With respect to the Real Property, there is no proceeding, governmental administrative action or judicial proceeding pending or, to the best knowledge of the Borrower or any Guarantor, contemplated under any Federal, state or local law regulating the discharge of Hazardous Materials into the environment, to which the Borrower or any Guarantor is named as a party except for actions or proceedings which require or would be expected to require an expenditure which, when added to any expenditures required under paragraphs (b),
(c) and (d) hereof, is in excess of $1,000,000.

SECTION 4.    CONDITIONS OF LENDING

         SECTION 4.01 CONDITIONS PRECEDENT TO EFFECTIVENESS OF RESTRUCTURING. The obligation of the Banks to close this restructuring and to make any Loans is subject to the following conditions precedent:

              (a) SUPPORTING DOCUMENTS. The Agents shall have received for each of the Borrower and the Guarantors:

                           (i) a copy of such entity's certificate of
                  incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

                           (ii) a certificate of such Secretary of State, dated
                  as of a recent date, as to the good standing of and payment of taxes by, that entity and as to the charter documents on file in the office of such Secretary of State; and

                           (iii) a certificate of the Secretary or an Assistant
                  Secretary of that entity dated the Closing Date, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and
                  (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

              (b) AGREEMENT. This Agreement shall have been executed and delivered by the Borrower, the Banks and the Agents, and the Documentation Agent shall have received evidence satisfactory to it of such execution and delivery.

              (c) NOTES. Each of the Tranche A Banks shall have received a Tranche A Note executed by the Borrower in substantially the form of Exhibit A-1 hereof and each of the Tranche B Banks shall have received a Tranche B Note executed by the Borrower in substantially the form of Exhibit A-2 hereof.

              (d) OPINION OF COUNSEL TO THE BORROWER. The Agents and the Banks shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agents, dated the date of the Closing Date, substantially in the form of Exhibit B

              (e) PAYMENT OF FEES. The Borrower shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid Fees then owed under and pursuant to this Agreement and all accrued interest due and owing under the Existing Notes and all fees and expenses outstanding under the Existing Agreements and this Agreement.

              (f) CORPORATE AND JUDICIAL PROCEEDINGS. All corporate proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agents and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agents, and the Agents shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agents may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

              (g) INFORMATION. The Agents shall have received such information (financial or otherwise) as may be reasonably requested by the Agents.

              (h) COMPLIANCE WITH LAWS. The Borrower and the Guarantors shall have granted the Agents access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by either of the Agents, and the Agents shall be reasonably satisfied that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations in accordance with Section 3.17 and be satisfied with the costs of maintaining such compliance.

              (i) COOPER LOAN ASSURANCES. Each of the Banks shall have received from the Borrower (i) information and documents relating to the Cooper Loan which shall be satisfactory to each of the Banks and (ii) reasonable assurances that, in fact, the Cooper Loan will be made by Cooper on terms and conditions satisfactory to each of the Banks.

              (j) NO DEFAULT. No event shall have occurred and be continuing on the Closing Date, or would result from the extension of any Loan, which would constitute a Default or Event of Default under this Agreement or under any credit agreement, indenture or other agreement (including, without limitation, the Note Agreements) related to any indebtedness for borrowed money or any other material contract or purchase agreements (including collective bargaining agreements) to which the Borrower or any of the Guarantors is a party.

              (k) CIBC TERM LOAN AMENDMENT. The Borrower, CIBC and SMP Canada shall have executed and delivered an amendment to the CIBC Term Loan on terms satisfactory to each of the Banks.

              (l) AMENDMENT TO NOTE AGREEMENTS. The Borrower and the Insurance Companies shall have executed and delivered an amendment to the Note Agreements on terms satisfactory to each of the Banks which amendment shall include, among other things, the Insurance Companies' consent to the Cooper Transaction, the Cooper Loan, the Service Line Sale and the Fuel Pump Sale and waivers of existing defaults under the Note Agreements.

              (m) FINANCIAL REPORTS. The Agents shall have received from the Borrower in form satisfactory to the Banks rolling weekly cash flow projections for the following three month period from March 1, 1998 through May 31, 1998.

              (n) UCC-11 SEARCHES. The Agents shall have received results of UCC-11 searches satisfactory to the Banks (in each case dated as of a date reasonably satisfactory to the Banks) reflecting the absence of Liens on the Borrower's and the Guarantors' assets.

              (o) CERTIFICATE. The Documentation Agent shall have received a certificate (the "CERTIFICATE") dated the Closing Date and signed by the President or Chief Financial Officer of the Borrower and the Guarantors (i) identifying material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Borrower from that disclosed in the Borrower's draft of the audited financial statements for the year ended December 31, 1997, and that the Borrower and the Guarantors are not aware, as of the Closing Date, of any material undisclosed liability which could result in a Material Adverse Effect, except as set forth in the Certificate satisfactory to the Banks delivered pursuant to this subsection,
(ii) certifying that no Default or Event of Default exists, or would result from the extension of any Loan, under this Agreement or under any credit agreement, indenture or other agreement (including, without limitation, the Note Agreements) relating to any Indebtedness or any other material contract or purchase agreement to which the Borrower or any of the Guarantors is a party; and (iii) certifying that the Borrower has received all required consents necessary in connection with the execution, delivery and performance of this Agreement, the Company's entry into the Cooper Transaction and the Service Line Sale (including, without limitation, from the Insurance Companies).

              (p) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article IV hereof shall be true and correct in all material respects on and as of the Closing Date.

              (q) BOARD RESOLUTIONS. The Agents shall have received a certificate of the Secretary of the Borrower certifying the approval of the following resolutions of the Borrower's Board of Directors: (i) the engagement through November 30, 1998 of Carl Marks, or such other consultant of the Borrower's choosing who is reasonably satisfactory to the Banks, the full scope of whose engagement is satisfactory to the Banks, (ii) the development of a strategic plan, (iii) the implementation of the recommendations made by Peat Marwick in its management letter dated April 15, 1997, (iv) the Borrower's execution and delivery of this Agreement and the Notes and (v) the implementation of the organizational changes disclosed to the Banks during the meeting held on January 7, 1998.

              (r) BORROWING BASE CERTIFICATE. The Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date in substantially the form of Exhibit C demonstrating the ability of the Borrower to incur Loans advanced on the Closing Date.

              (s) CLOSING DOCUMENTS. The Agents shall have received all closing documents required by this Agreement reasonably satisfactory in form and substance to the Agents.

         SECTION 4.02 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Banks to make each Loan is subject to the following conditions precedent:

                  (a) NOTICE. The Administrative Agent shall have received a notice in accordance with Section 2.04 with respect to such borrowing or issuance, as the case may be.

                  (b) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) NO DEFAULT. On the date of each Borrowing of a Loan hereunder, the Borrower and Guarantors shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

                  (d) PAYMENT OF FEES. The Borrower shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement.

                  (e) BORROWING BASE CERTIFICATE. The Administrative Agent shall have received the timely delivery of the most recent Borrowing Base Certificate (dated no more than seven (7) days prior to the making of a Loan) required to be delivered hereunder demonstrating the Borrower's ability to incur Loans.

                  (f) COOPER LOAN. From and after April 13, 1998, the Cooper Loan shall have been made.

                  (g) FULL TRANCHE A UTILIZATION. At the time of the making of a request for a Borrowing consisting of Tranche B Loans, there shall be no Unused Total Tranche A Commitment.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time and that after giving effect to such extension of credit under the Tranche A or Tranche B Facility the outstanding balance of the Loans shall not exceed the Borrowing Base.

SECTION 5.    AFFIRMATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect, or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agrees that, unless the Required Banks shall otherwise consent in writing, it will:

         SECTION 5.01 FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower and the Guarantors, deliver to the Administrative Agent and each of the
Banks:

                  (a) by March 31, 1998, the Borrower's consolidated and consolidating balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated and consolidating basis as of the close of the fiscal year ended December 31, 1997 and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and its consolidated Subsidiaries by KPMG Peat Marwick or by other independent public accountants of recognized national standing acceptable to the Required Banks and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) and a copy of any related management letter issued by such accountants, and the consolidating statement to be subjected to the auditing procedures applied to such audit of the consolidated statement, and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as at such date and for the period then ended in accordance with GAAP consistently applied;

                  (b) within 20 days after the end of each of the first three fiscal quarters of 1998, the Borrower's unaudited consolidated and consolidating balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated and consolidating basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and it Subsidiaries on a consolidated and consolidating basis as at the date thereof and for the period then ended, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) (i) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of a Financial Officer, (A) certifying that no Default or Event of Default has occurred, or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Sections 6.04, 6.06, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19 and 6.20, (ii) concurrently with the delivery of the audited consolidated financial statements under (a) above, a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of such accountants accompanying the audited consolidated financial statements certifying that, in the course of their audit of the financial statements of the Borrower and its consolidated Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

                  (d) no later than the twentieth (20th) day after the end of each fiscal month (commencing with the fiscal month ending on or about February 28, 1998), the unaudited monthly cash flow reports of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal month and for the then elapsed portion of the fiscal year, together with the Borrower's consolidated and consolidating statements of income, showing the financial condition of the Borrower and its Subsidiaries on a consolidated and consolidating basis as of the close of such fiscal month and the results of their operations during such fiscal month and the then elapsed portion of the fiscal year, all certified by a Financial Officer as fairly presenting the results of operations of the Borrower and the Guarantors on a consolidated basis as at the date thereof and the period then ended, subject to normal year-end audit adjustments;

                  (e) no later than the twentieth (20th) day of each fiscal month, rolling weekly cash flow projections for the following three months with details of collections and disbursements (consisting of weekly cash flows, and monthly income and balance sheets), which shall have been reviewed by Carl Marks or such other financial advisors as shall be reasonably acceptable to the Banks;

                  (f) no later than the twentieth (20th) day following the end of each fiscal month, an aging of the Borrower's accounts receivable and accounts payable as at the end of such month, which shall have been reviewed by Carl Marks or such other financial advisors as shall be reasonably acceptable to the Banks;

                  (g) no later than the twentieth (20th) day following the end of each fiscal month, an unaudited financial package consisting of (i) unaudited earnings per share comparison, (ii) statement of consolidated earnings, (iii) analysis of inventory, (iv) defective and overstock returns analysis, (v) stocklift and new business analysis, (vi) new customer changeover analysis, (vii) analysis of sales by market line and (viii) accounts payable aging, in each case relating to the immediately preceding fiscal period.

                  (h) no later than Wednesday of each week, a summary of the preceding week's sales information and a report summarizing the collections, disbursements and accounts receivable for the preceding week;

                  (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                  (j) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                  (k) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single
         Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                  (l) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

                  (m) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3),
         (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

                  (n) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or
         (C) above; and

                  (o) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary as either of the Agents or any Bank may reasonably request.

         SECTION 5.02 CORPORATE EXISTENCE. Do or cause to be done, and cause each of the Guarantors to do or cause to be done, all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it.

         SECTION 5.03 INSURANCE. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size, engaged in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size, engaged in the same or similar businesses; and (b) maintain such other insurance or self insurance as may be required by law.

         SECTION 5.04 OBLIGATIONS AND TAXES. With respect to the Borrower and each Guarantor, pay all its material obligations promptly and in accordance with their terms and pay and ischarge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor). For purposes of this Section 5.04, "MATERIAL OBLIGATIONS" means obligations, the breach of which would have a Material Adverse Effect.

         SECTION 5.05 NOTICE OF EVENT OF DEFAULT, ETC. Promptly give to the Administrative Agent notice in writing of any Default or Event of Default.

         SECTION 5.06 ACCESS TO BOOKS AND RECORDS. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower and the Guarantors; and provide the Agents and its representatives access to all such books and records during regular business hours, upon reasonable notice, in order that the Agents may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agents or the Banks pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agents and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and the Guarantors.

         SECTION 5.07 MAINTENANCE OF BANK ACCOUNTS. Continue to maintain (i) with the Administrative Agent their existing account or accounts to be used by the Borrower as its principal concentration account or accounts, (ii) the existing lockbox accounts with NationsBank and Wachovia Bank or such other banks reasonably satisfactory to the Administrative Agent notice of which has been given to the Administrative Agent, and (iii) the existing depository accounts, as each is listed on Schedule 5.07 hereto.

         SECTION 5.08 BORROWING BASE CERTIFICATE. Furnish a Borrowing Base Certificate to the Administrative Agent as soon as available and in any event on or before the fifth Business Day of each month substantially in the form of Exhibit C.

         SECTION 5.09 STRATEGIC BUSINESS PLAN. As soon as practicable, furnish to the Agents the Borrower's strategic plan, including, when available, all material modifications thereto, and make its senior officers available to discuss the same with the Agents.

         SECTION 5.10 MATERIAL ADVERSE EFFECT. Promptly give to the Administrative Agent notice in writing of (a) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(b) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; PROVIDED, that each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.11 MAINTENANCE OF PROPERTIES. Keep all properties useful and necessary in the business of the Borrower and its Subsidiaries in good working order and condition.

         SECTION 5.12 FISCAL YEAR; ACCOUNTING. Maintain its present fiscal year, method of accounting and current accounting policies (other than insignificant changes of method) except as permitted by GAAP.

         SECTION 5.13 COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all obligations in respect of all leases of real property, and, except for leases of property that the Borrower determines are no longer necessary for the business of the Borrower and its Subsidiaries, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled.

         SECTION 5.14 RETENTION OF FINANCIAL ADVISORS. Continue to retain Carl Marks or such other financial advisors as are reasonably acceptable to the Banks to assist the Borrower and the Guarantors in reviewing cash flows and financial projections, advising the Borrower and the Guarantors on operating strategy and financial planning (including, without limitation, the development of a strategic plan), and to analyze and prepare reports in a form satisfactory to the Banks with respect to the foregoing and to make such advisors available to the Banks to discuss such projections, operating strategy, financial planning and strategic plan as may be reasonably requested by the Agents or any Bank.

         SECTION 5.15 MAINTENANCE OF CLIPPER RECEIVABLES FINANCING. The Borrower shall continue to maintain at least $25 million of receivables financing under the Clipper Receivables Financing Agreement or such other receivables financing arrangement which shall be acceptable to the Banks.

         SECTION 5.16 APPLICATION OF ASSET SALE PROCEEDS. Without modification to the provisions of Section 6.09, to the extent that the terms of the agreements to which the Borrower is a party as of the date hereof do not prohibit application of proceeds from sales of the Borrower's assets to the repayment of the Loans, apply the proceeds (net of reasonable taxes and costs payable or incurred in connection therewith) of such asset sales (other than the sale of inventory in the ordinary course of business, the Service Line Sale and the Fuel Pump Sale) to the repayment of the Loans in accordance with Section
2.12 hereof.

         SECTION 5.17 FURTHER ASSURANCES. At the Borrower's cost and expense, upon request of the Agents, duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts as may be necessary or desirable in the opinion of the Agents or their counsel to give effect to the provisions and purposes of this Agreement and the other Loan Documents.

SECTION 6.  NEGATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will not:

         SECTION 6.01 LIENS. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors (including, without limitation, any Inventory or Receivables), now owned or hereafter acquired by the Borrower or any of such Guarantors, other than (i) Liens existing on the date of this Agreement as reflected on Schedule 3.06 hereto and extensions, renewals, refinancings or replacements thereof, PROVIDED, HOWEVER, that no such extensions, renewals, refinancings or replacements will extend to or cover any property not theretofore subject to the Lien being extended, renewed, refinanced or replaced; (ii) Permitted Liens; and (iii) other Liens arising in the ordinary course of business upon or on any other assets of the Borrower or the Guarantors securing obligations (other than for borrowed money) in an aggregate amount not to exceed $500,000 at any time outstanding.

         SECTION 6.02 MERGER, ETC. Merge with or into or consolidate with or into, or convey, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except that any Guarantor may merge or consolidate with or transfer all or substantially all of its assets to any other Guarantor or the Borrower.

         SECTION 6.03 INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under this Agreement, (ii) Indebtedness existing on the date hereof and set forth on Schedule 6.03 and renewals, extensions, modifications or refinancings of such Indebtedness that do not increase the principal amount thereof, (iii) Indebtedness secured by purchase money Liens and Capitalized Leases in an aggregate amount not to exceed $6,000,000 at any one time outstanding, (iv) Indebtedness of the Borrower, the repayment of which is expressly subordinated to the repayment of the Loans; (v) Indebtedness of the Borrower to Cooper in the principal amount of approximately $22.5 million and in respect of purchase price adjustments not in excess of $15,000,000 in the aggregate arising in connection with the Cooper Transaction;
(vi) guarantees permitted under Section 6.05; and (vii) Indebtedness owing to Chase or any banking Affiliate in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds.

         SECTION 6.04 CAPITAL EXPENDITURES. Make Capital Expenditures on a cumulative basis in excess of the following amounts as of the end of each of the fiscal quarters of the Borrower set forth below:


                  QUARTER                     TOTAL AMOUNT
                  -------                     ------------

               March 31, 1998                 $  4,100,000

               June 30, 1998                  $  9,700,000

               September 30, 1998              $13,300,000


         SECTION 6.05 GUARANTEES AND OTHER LIABILITIES. Except as set forth on
Schedule 6.05, purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (ii) for any guaranty of Indebtedness or other obligations of the Borrower or any Guarantor if the Person issuing such guaranty could have incurred such Indebtedness or obligations under this Agreement.

         SECTION 6.06 DIVIDENDS; CAPITAL STOCK. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, PROVIDED, that (i) any Guarantor may pay dividends or make any other such distribution or payments to the Borrower and (ii) so long as no Default or Event of Default shall have occurred and be continuing, commencing with the second quarter of 1998, the Borrower may pay dividends (x) of no more than $.04 per share for the fiscal quarter ending March 31, 1998 in the event that its Net Income for such fiscal quarter is equal to or greater than $1,400,000; and (y) of no more than $.08 per share for each of the fiscal quarters ending June 30, 1998 and September 30, 1998 in the event that its Net Income in respect of each of such fiscal quarters is equal to or greater than
(A) $5,800,000 for the fiscal quarter ending June 30, 1998 and (B) $5,700,000 for the fiscal quarter ending September 30, 1998; PROVIDED, that in no event shall the Borrower pay dividends on a cumulative basis for the first three quarters of 1998 in excess of $.16 per share on a maximum of 13,500,000 shares in the aggregate.

         SECTION 6.07 TRANSACTIONS WITH AFFILIATES. Except as set forth on
Schedule 6.07, sell or transfer any property or assets to, or otherwise engage in any other transactions with, any of its Affiliates, other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties.

         SECTION 6.08 INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "INVESTMENTS"), except for (i) ownership by the Borrower or the Guarantors of the capital stock of, and other Investments in, each of the Subsidiaries listed on Schedule 3.05 and other Investments set forth on Schedule 6.08, (ii) Permitted Investments and (iii) short-term loans and advances to the Borrower's wholly-owned Subsidiaries for the payment of ordinary course expenses in amounts not to exceed $500,000 in the aggregate at any time outstanding PROVIDED, that at no time shall the Borrower or any Guarantor make any short-term loans or advances to Reno Standard Incorporated in excess of $50,000 in the aggregate.

         SECTION 6.09 DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary) except for (i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) dispositions of other properties no longer used or useful in the business of the Borrower and the Guarantors, PROVIDED that all such dispositions shall be for fair market value and PROVIDED FURTHER that the aggregate fair market value of all such other properties disposed of shall not exceed $5,000,000 in the aggregate, (iii) the disposition of the Borrower's brake division in connection with the Cooper Transaction, (iv) the Service Line Sale on terms reasonably satisfactory to the Required Banks (v) the Fuel Pump Sale on terms reasonably satisfactory to the Required Banks, (vi) the disposition of real property and machinery acquired by the Borrower in connection with the Cooper Transaction, including the assets and business of the Frostemp business line (formerly known as Wynn's Climate Systems), as set forth in that certain letter dated March 25, 1998 from Michael Bailey to Michael Reilly and (vii) the sale or compromise of the Borrower's claim in the APS Bankruptcy Case on terms satisfactory to the Required Banks; it being understood that if the Required Banks consent to the sale by the Borrower of any assets of the Borrower other than as described above, the Borrower shall (to the extent not prohibited by any other agreement for borrowed money to which the Borrower is a party) apply the proceeds of any such sale (net of taxes and reasonable costs payable or incurred in connection therewith) to the repayment of the Loans in accordance with Section 2.12 hereof.

         SECTION 6.10 NATURE OF BUSINESS. Except for the consummation of the Cooper Transaction, the Service Line Sale and the Fuel Pump Sale, modify or alter, in any material manner the nature and type of its business as conducted at or prior to the Closing Date or the manner in which such business is conducted at or prior to the Closing Date.

         SECTION 6.11 CHARTER AMENDMENTS. Amend its certificate of incorporation or bylaws.

         SECTION 6.12 ACCOUNTING CHANGES. Make or permit any change in accounting or reporting practices, except as allowed by GAAP.

         SECTION 6.13 CHANGE IN MANAGEMENT COMPENSATION. Make or permit any material change from the 1997 Management Compensation Plan as approved by the Borrower's Board of Directors.

         SECTION 6.14 MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Permit at any time the Borrower's Tangible Net Worth for any fiscal quarter of the Borrower set forth below to be less than the amount set forth opposite such fiscal quarter:


                FISCAL QUARTER ENDING            AMOUNT
                ---------------------            ------

                March 31, 1998                 $143,000,000

                June 30, 1998                  $147,000,000

                September 30, 1998             $152,000,000


         SECTION 6.15 NON-CUMULATIVE EBITDA. Permit EBITDA for any fiscal quarter of the Borrower ending on the last day of each fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter:


                FISCAL QUARTER ENDING           AMOUNT
                ---------------------           ------

                June 30, 1998                   $14,000,000

                September 30, 1998              $13,800,000


         SECTION 6.16 CUMULATIVE EBITDA. Permit EBITDA for (i) the three-month period ending March 31, 1998 to be less than $9,400,000, (ii) the six-month period ending June 30, 1998 to be less than $25,400,000 and (iii) the nine-month period ending September 30, 1998 to be less than $41,100,000.

         SECTION 6.17 NET SALES. Permit Net Sales for each fiscal quarter of the Borrower set forth below to be less than the amount set forth opposite such fiscal quarter:


            FISCAL QUARTER ENDING               AMOUNT
            ---------------------               ------

            March 31, 1998                      $145,000,000

            June 30, 1998                       $167,000,000

            September 30, 1998                  $153,000,000


         SECTION 6.18 MAXIMUM LOAN BALANCES. Permit the maximum amount of Loans outstanding on the dates specified below to exceed the amount specified below for such date:


                DATE                                  AMOUNT
                ----                                  ------

                March 30, 1998 -                      $62,900,000

                April 13, 1998

                April 30, 1998                        $71,700,000

                May 31, 1998                          $81,600,000

                June 30, 1998                         $85,000,000

                July 31, 1998                         $55,500,000

                August 31, 1998                       $37,600,000

                September 30, 1998                    $25,500,000

                October 31, 1998                      $18,100,000

                November 30, 1998                     $14,600,000


         SECTION 6.19 MAXIMUM PEAK BALANCES. Permit the maximum amount of Borrowed Funds outstanding at any time during the month specified below to exceed the amount specified below for such month:

             DATE                              AMOUNT
             ----                              ------

             April 1998                        $ 94,200,000

             May 1998                          $124,200,000

             June 1998                         $127,400,000

             July 1998                         $ 94,900,000

             August 1998                       $ 74,000,000

             September 1998                    $ 59,600,000

             October 1998                      $ 50,500,000

             November 1998                     $ 46,200,000


         SECTION 6.20 MAXIMUM BORROWED FUNDS. Permit the maximum amount of Borrowed Funds outstanding on the dates specified below to exceed the amount specified below for such date:


               DATE                               AMOUNT
               ----                               ------

               April 30, 1998                    $ 94,200,000

               May 31, 1998                      $104,100,000

               June 30, 1998                     $107,500,000

               July 31, 1998                     $ 73,400,000

               August 31, 1998                   $ 51,500,000

               September 30, 1998                $ 36,400,000

               October 31, 1998                  $ 26,700,000

               November 30, 1998                 $ 22,200,000


         SECTION 6.21 SUBSIDIARIES. Create or permit the creation of any new Subsidiary of the Borrower or any Guarantor.

         SECTION 6.22 ADDITIONAL INTERMOTOR DEBT. Permit Intermotor to incur Indebtedness in excess of (pound)5,000,000 over the amount currently permitted under that certain agreement dated February 28, 1997, between Intermotor and The Royal Bank of Scotland PLC.

         SECTION 6.23 INACTIVE SUBSIDIARIES. Make any Investments in Marathon Auto Parts & Products, Inc., Motortronics, Inc. and Industrial & Automotive Associates, Inc. (collectively, the "INACTIVE SUBSIDIARIES") or permit the Inactive Subsidiaries to engage in any business or own any assets the value of which is in excess of $10,000 in the aggregate.

SECTION 7.   EVENTS OF DEFAULT

         SECTION 7.01 EVENTS OF DEFAULT. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "EVENT OF DEFAULT"):

         (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantor to the Banks under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

         (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than two
(2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

         (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in
Section 6 hereof and Section 5.15; or

         (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days, (PROVIDED, that such period shall be three (3) Business Days in the case of Section 5.08) ; or

         (e) if the Borrower or any Guarantor shall (i) default in the payment of principal or interest on any Indebtedness, beyond the period of grace, if any, provided with respect thereto or (ii) default in the performance or observance of any other term, condition or agreement on its part to be performed under any agreement relating thereto if the effect thereof is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

         (f) (i) if the Borrower or any of the Guarantors shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Borrower or any of the Guarantors shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of the Guarantors any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of an order for relief or
(y) remains undismissed, undischarged or unbonded for a period of 60 days; or
(iii) the Borrower or any of the Guarantors shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth in clause (i) or (ii) above; or (iv) the Borrower or any of the Guarantors shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;

         (g) default by any Guarantor of its obligations hereunder or if any of the terms contained in Section 9 hereof shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any such Guarantor or such party shall deny that it has any further liability to the Banks with respect thereto;

         (h) there shall have occurred a material deterioration in the amount, value or marketability of the Borrower's and any of the Guarantors' assets and property taken as a whole;

         (i) any Person or group (as defined in the Securities Exchange Act of 1934, as amended) shall acquire for the first time the ownership of, or the direct or indirect power to vote, more than 40% of the issued outstanding voting stock of the Borrower; or

         (j) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

         (k) any judgment or order as to a liability or debt for the payment of money in excess of $750,000 shall be rendered against the Borrower, any of the Guarantors or a combination thereof and either (i) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (l) any non-monetary judgment or order shall be rendered against the Borrower, any of the Guarantors or a combination thereof, which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a Material Adverse Effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a Material Adverse Effect on the rights and remedies of either of the Agents or any Bank under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (m) the Cooper Transaction shall not have been consummated by April 3, 1998 on terms satisfactory to each Bank; or

         (n) the Cooper Loan shall not have been made by April 13, 1998; or

         (o) the Agents and the Banks shall not have received the favorable written opinions of counsel to Reno Standard Incorporated and Stanric, Inc. in form and substance reasonably acceptable to the Agents by April 30, 1998; or

         (p) any Termination Event described in clause (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 20 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clause (iii) or (iv)) shall have occurred and then exist is equal to or greater than $200,000; or

         (q) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $200,000 or requires payments exceeding $200,000 per annum in excess of the annual payments made with respect to such MultiEmployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

         (r) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $750,000; or

         (s) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $200,000; or

         (t) it shall be determined that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable Environmental Laws, the payment of which will have a Material Adverse Effect;

then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Banks, shall, by notice to the Borrower, take one or more of the following actions, at the same or different times: (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) set-off amounts in or any accounts maintained with either of the Agents or any of the Banks and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents, and (iv) exercise any and all remedies under the Loan Documents and under applicable law available to the Agents and the Banks.

SECTION 8.    THE AGENTS

         SECTION 8.01 ADMINISTRATION BY AGENTS. The general administration of the Loan Documents shall be by the Agents. Each Bank hereby irrevocably authorizes the Agents, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agents shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         SECTION 8.02     ADVANCES AND PAYMENTS.

         (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Administrative Agent do so, each of the Banks agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

         (b) Any amounts received by either of the Agents in connection with this Agreement (other than amounts to which the Agents are entitled pursuant to Sections 2.15, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, FIRST, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid Facility Fees, and SECOND, in accordance with each Tranche B Bank's Tranche B Commitment Percentage to pay accrued but unpaid interest and the outstanding principal balance on each Tranche B Note and THIRD, in accordance with each Tranche A Bank's Tranche A Commitment Percentage to pay accrued but unpaid interest and the outstanding principal balance on each Tranche A Note. All amounts to be paid to a Bank by either of the Agents shall be credited to that Bank, after collection by such Agent, in immediately available funds either by wire transfer or deposit in that Bank's correspondent account with such Agent, as such Bank and such Agent shall from time to time agree.

         SECTION 8.03 SHARING OF SETOFFS. Each Tranche A Bank, Tranche B Bank and CIBC in its capacity as lender under the CIBC Term Loan agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any Guarantor or as a result of the exercise of rights in respect of collateral, other collection efforts or otherwise, obtain any payment in respect of Indebtedness owed to such bank by the Borrower or a Guarantor (including as a result of the purchase of a participation from another bank pursuant to this Section), such payment shall be treated as follows: (i) if the party receiving the payment is a Tranche B Bank and there are Tranche B Loans outstanding, and as a result of such payment the unpaid portion of its Tranche B Loans is proportionately less than the unpaid portion of the Tranche B Loans of any other Tranche B Bank, such Tranche B Bank shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Tranche B Banks a participation in the Tranche B Loans of such other Tranche B Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Tranche B Loans held by the Tranche B Banks shall be shared by the Tranche B Banks PRO RATA; (ii) if the party receiving such payment is a Tranche A Bank or CIBC (as lender under the CIBC Term Loan ) and there are Tranche B Loans outstanding, such Tranche A Bank or CIBC, as the case may be, shall purchase a subordinated participation in the Tranche B Loans in the amount of such payment which shall be allocated PRO RATA among the Tranche B Banks (provided that such party shall not be entitled to receive any payments in respect of such participation until all Tranche B Loans in which participations have not been purchased pursuant to this Section shall have been paid in full); (iii) if no Tranche B Loans are outstanding, and the payment received by such party is of a proportion of the aggregate amount of principal and interest due with respect to the Remaining Obligations held by or owing to such party which is greater than the proportion received by any other such party in respect of the aggregate amount of principal and interest due with respect to the Remaining Obligations held by or owing to such other party, the party receiving such proportionately greater payment shall purchase such participations in the Remaining Obligations held by or owing to such other parties, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Remaining Obligations held by or owing to such parties be shared by such parties PRO RATA; and (iv) if no Tranche B Loans and Remaining Obligations are outstanding, then to the payment of any other Indebtedness of the Borrower or any Guarantor to any of the banks, PROVIDED, that in each case under (i), (ii), (iii) and (iv) above, if any such non-PRO RATA payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded and each Bank which received such payment shall immediately reimburse the Bank which purchased such participation (all without the payment of interest). Any participations required to be purchased under

REVOLV~1.WPD
                                                        53
this Section shall be effectuated by paying over the amount of such participations to the Administrative Agent for distribution in accordance with this Section. The Banks and CIBC in its capacity as lender under the CIBC Term Loan agree that prior to the date on which there shall be no Unused Total Tranche A Commitment for the first time, NBD shall not be required to share cash collateral in its possession. Nothing in this Agreement or otherwise shall obligate or require Comerica to share with any other Bank any payments or proceeds paid to, or received or recovered by, Comerica in respect of any Indebtedness secured by a certain deed of trust held by Comerica on real estate located in Grapevine, Texas, whether such payments or proceeds result from the voluntary payment of all or any portion of such Indebtedness, the foreclosure of such deed of trust, the exercise of any rights in respect of any other collateral for such Indebtedness, other collection efforts or otherwise, with the sole exception that any right of banker's lien or setoff which Comerica may exercise shall be subject to this Section 8.03. The Borrower and each Guarantor expressly consents to the foregoing arrangements and agrees that any bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such bank as fully as if such bank held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.04 AGREEMENT OF REQUIRED BANKS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Administrative Agent for and on behalf of, or for the benefit of, all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

         SECTION 8.05  LIABILITY OF AGENTS.

         (a) Each Agent when acting on behalf of the Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither of the Agents nor its directors, officers, agents, employees or Affiliates shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. Each Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither of the Agents, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

         (b) Neither of the Agents nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

         (c) Each Agent, in its capacity as an Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         SECTION 8.06 REIMBURSEMENT AND INDEMNIFICATION. Each Bank agrees (i) to reimburse (x) the Agents in accordance with such Bank's Tranche A Commitment Percentage and Tranche B Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement, the Notes and any of the Loan Documents, including, without limitation, fees of counsel referred to in Section
10.05 and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agents in accordance with such Bank's Tranche A Commitment Percentage and Tranche B Commitment Percentage of any expenses of the Agents incurred for the benefit of the Banks that the Borrower has agreed to reimburse pursuant to Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents and any of their respective directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.07 RIGHTS OF THE AGENTS. It is understood and agreed that each of the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not an Agent of the Banks under this Agreement.

         SECTION 8.08 INDEPENDENT BANKS. Each Bank acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that neither of the Agents shall bear any responsibility therefor.

         SECTION 8.09 NOTICE OF TRANSFER. The Agents may deem and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Bank shall have been received by the Documentation Agent.

         SECTION 8.10 SUCCESSOR AGENT. Either of the Agents may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the

Required Banks shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of a least $100,000,000 and a banking office in New York City, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

SECTION 9.   GUARANTY

         SECTION 9.01  GUARANTY

         (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower and the other Guarantors of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several. Notwithstanding anything to the contrary herein, the maximum aggregate amount of the Obligations that are guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be so guaranteed without rendering this guaranty by such Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

         (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of any Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the failure of any Agent or a Bank to exercise any right or remedy against any other Guarantor; or (v) the release or substitution of any Guarantor or any other Guarantor.

         (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agents or any Bank to any balance of any deposit, account or credit on the books of either of the Agents or any Bank in favor of the Borrower or any other Guarantor, or to any other Person.

         (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

         (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agents, nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

         (f) Upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by either of the Agents.

         SECTION 9.02 NO IMPAIRMENT OF GUARANTY. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations including, without limitation, the unenforceability or disallowance of any interest in a case under the Bankruptcy Code. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

         SECTION 9.03 SUBROGATION. Upon payment by any Guarantor of any sums to either of the Agents or any Bank hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agents and the Banks and shall forthwith be paid to the Agents and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 10.    MISCELLANEOUS

         SECTION 10.01 NOTICES. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower or any Guarantor at 37-18

Northern Boulevard, Long Island City, NY 11101, Attention: Chief Financial Officer, facsimile number (718) 729-4549, and to a Bank or each of the Agents at its address or facsimile number set forth on the signature pages of this Agreement, or such other address or facsimile number as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; PROVIDED, HOWEVER, that in the case of notices to the Agents notices pursuant to the preceding sentence and pursuant to Section 2 shall be effective only when received by such Agents.

         SECTION 10.02 SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Banks of the Notes regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

         SECTION 10.03   SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agents and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Note or Commitment, in which event, without limiting the foregoing, the provisions of Section 2.11 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.11 and 2.13 shall not be increased as a result of the sale of any such participation) and the PRO RATA treatment of payments, as described in Section 2.12, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Bank may grant its participant the right to consent to such Bank's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Banks, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Bank selling such participation hereunder with respect to the Borrower.

         (b) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Tranche A Commitment or Tranche B Commitment and the same portion of the related Tranche A Loans or Tranche B Loans at the time owing to it and the related Note or Notes held by
it), PROVIDED, HOWEVER, that (i) other than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or by a common parent of both, or to another Bank, the Agents must give their prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Tranche A Commitment or Tranche B Commitment and/or Tranche A Loans or Tranche B Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Documentation Agent) shall, unless otherwise agreed to in writing by the Borrower (provided, however, that after the occurrence and continuance of an Event of Default, no agreement of the Borrower shall be necessary) and the Agents, in no event be less than $5,000,000 (or $1,000,000 in the case of an assignment between Banks) unless the Tranche A Commitment or Tranche B Commitment and/or Tranche A Loans or Tranche B Loans so assigned constitute 100% of such Tranche A Commitment or Tranche B Commitment and/or Tranche A Loans or Tranche B Loans of the assigning Bank and (iii) the parties to each such assignment shall execute and deliver to the Documentation Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agents), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement with respect to its participation in the Tranche A or Tranche B Facility (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agents by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

         (d) The Documentation Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agents and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with any Note subject to such assignment and the fee payable in respect thereto, the Documentation Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Documentation Agent (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Documentation Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Tranche A Commitment or Tranche B Commitment and/or Tranche A Loans or Tranche B Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Tranche A Commitments or Tranche B Commitments and/or Tranche A Loans or Tranche B Loans hereunder, a new Note or Notes to the order of the assigning Bank in an amount equal to the Tranche A Commitment or Tranche B Commitment and/or Tranche A Loans or Tranche B Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note. Thereafter, such surrendered Note shall be marked canceled and replaced pursuant to this Agreement and shall be returned to the Borrower.

         (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; PROVIDED, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

         SECTION 10.04 CONFIDENTIALITY. Each Bank agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank or either Agent, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having supervisory power over such Bank, (iv) which has been publicly disclosed other than as a result of a disclosure by either of the Agents or any Bank which is not permitted by this Agreement, (v) in connection with any litigation to which either of the Agents, any Bank, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f) and PROVIDED FURTHER before such Bank complies with (iii) or (iv) above, it shall (to the extent practicable under the circumstances) use reasonable efforts to provide the Borrower with notice of such request.

         SECTION 10.05 EXPENSES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable out-of-pocket expenses incurred by the Agents and the Banks (including but not limited to the reasonable fees and disbursements of Zalkin, Rodin & Goodman LLP, counsel for the Agents (or other counsel retained by the Agents), in-house and outside counsel of the Banks, and any internal or third-party consultants and auditors advising the Agents) in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents and the making of the Loans, the reasonable and customary costs, fees and expenses of the Agents in connection with their periodic monitoring of assets of the Borrower or the Guarantors (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred during the continuance of such Event of Default by the Banks and the Agents in the enforcement or protection of the rights of any one or more of the Banks or the Agents in connection with this Agreement, the Notes or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Banks or the Agents. Such payments shall be made on the Closing Date and thereafter on demand upon delivery of a statement setting forth such costs and expenses. The Obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.06 INDEMNITY. The Borrower and each of the Guarantors agree to indemnify and hold harmless each of the Agents and the Banks and their respective directors, officers, employees, agents and Affiliates (each an "INDEMNIFIED PARTY") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party. The Obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.07 CHOICE OF LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401.

         SECTION 10.08 NO WAIVER. No failure on the part of any Agent or any of the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 10.09 EXTENSION OF MATURITY. Should any payment of principal or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, then, except as otherwise expressly provided herein, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 10.10 AMENDMENTS, ETC. No modification, amendment or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that no such modification or amendment shall without the written consent of the Bank affected thereby (x) increase the Tranche A Commitment of a Tranche A Bank or the Tranche B Commitment of a Tranche B Bank (it being understood that a waiver of an Event of Default shall not constitute an increase in the Tranche A Commitment of a Tranche A Bank or Tranche B Commitment of a Tranche B Bank), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, PROVIDED, FURTHER, that no such modification or amendment shall without the written consent of all of the Banks (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Banks, or
(ii) amend this Section 10.10 or the definition of Required Banks, or (iii) release the obligations of any

Guarantor hereunder; and, PROVIDED, FURTHER, that no such modification or amendment shall amend or modify any provision of the Agreement relating to the CIBC Term Loan without the consent of CIBC. No such amendment or modification may adversely affect the rights and obligations of any Agent hereunder without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Bank or any holder of a Note shall bind any Person subsequently acquiring a Note. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

         SECTION 10.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.12 HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 10.14 PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Bank or any Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement.

         SECTION 10.15 FURTHER ASSURANCES. Whenever and so often as reasonably requested by either of the Agents, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agents all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         SECTION 10.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.  NEXT PAGE IS SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                          STANDARD MOTOR PRODUCTS, INC.

                          By:______________________________
                          Title:

                          RENO STANDARD INCORPORATED


                          By:______________________________
                          Title:


                          MARDEVCO CREDIT CORP.


                          By:______________________________
                          Title:


                          THE CHASE MANHATTAN BANK,
                          INDIVIDUALLY AND AS ADMINISTRATIVE AGENT

                          By:______________________________
                          Title:
                          270 Park Avenue
                          New York, New York 10017
                          Facsimile No.: (212) 270-6238 and
                                         (718) 830-9310


                          THE BANK OF NEW YORK,
                          INDIVIDUALLY AND AS DOCUMENTATION AGENT


                          By:_______________________________
                          Title:
                          One Wall Street
                          New York, New York 10286
                          Facsimile No.:  (516) 294-2770 and
                                          (212) 635-7498

                          FLEET BANK, NATIONAL ASSOCIATION, AS A
                          BANK


                          By:_______________________________
                          Title:
                          c/o Fleet Managed Assets
                          777 Main Street
                          Hartford, Connecticut 06115
                          Facsimile No. (860) 986-2435


                          NBD BANK, AS A BANK


                          By:_______________________________
                          Title:
                          One First National Plaza
                          Chicago, Illinois 60670-0631


                          COMERICA BANK, AS A BANK


                          By:_______________________________
                          Title:
                          500 Woodward Avenue - 3rd Floor
                          Detroit, Michigan 48275-32005


                          CANADIAN IMPERIAL BANK OF COMMERCE, AS
                          A BANK AND AS LENDER UNDER THE CIBC TERM LOAN



                          By:_________________________________
                          Title:
                          One City Center Drive - Suite 200
                          Mississauga, Ontario L5B 1M2

                          STANRIC, INC.


                          By:_______________________________
                          Title:



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